As filed with the Securities and Exchange Commission on October 6, 2016

Registration No. 333-213815

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM S-1

Amendment No. 1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EVANS BREWING COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	6770	46-3031328
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3815 S. Main St

Santa Ana, CA 92707

(949) 442-7565

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Michael J. Rapport

Chief Executive Officer

Evans Brewing Company, Inc.

3815 S. Main St

Santa Ana, CA 92707

(949) 442-7265

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Kyle Leingang, Esq.

 Parker Schweich, Esq.
Dorsey & Whitney LLP
600 Anton Blvd., Suite 2000
Costa Mesa, CA 92626
Telephone: (714) 800-1400
Facsimile: (714) 800-1499

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filed,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share	425,000	(3)	$3.50	$1,487,500	$172.40	(4)

(1)	In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)	The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock on the OTC Markets on October 5, 2016, a date within 5 trading days prior to the date of the filing of this registration statement.

(3)	The shares of the registrant’s common stock being registered hereunder are being registered primarily for resale by Kodiak Capital Group, LLC in accordance with the terms of an Equity Purchase Agreement between Kodak Capital Group, LLC and the registrant. The number of shares of common stock registered hereunder represents a good faith estimate of the number of shares of the registrant’s common stock issuable upon delivery of a “put” notice. Should the number of shares being registered be an insufficient number of shares to fully utilize the credit facility, the registrant will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(4)

$53.50 of the of the aggregate fee will be applied against the fee of $53.50 that was previously paid in connection with the Registrant’s Registration Statement on Form S-1 (File No. 333-212765) filed on July 29, 2016. The Registrant previously paid an additional $160.49 in connection with the initial filing of this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED OCTOBER 6, 2016

EVANS BREWING COMPANY, INC.

425,000 Shares of Common Stock

This Prospectus relates to the resale of up to 425,000 shares of common stock, par value $0.0001 (the “Common Stock”), of Evans Brewing Company, Inc., a Delaware corporation, by Kodiak Capital Group, LLC, a Nevada limited liability company (“Kodiak” or the “Selling Stockholder”) identified on page 15 of this Prospectus. We are registering a total of 425,000 shares of Common Stock (the “Shares”), which are issuable pursuant to an equity financing facility (the “Equity Line”) established by the terms of the Purchase Agreement described in this Prospectus. The resale of such Shares by Kodiak pursuant to this Prospectus is referred to herein as the “Offering.” We may draw on the Equity Line from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Purchase Agreement.

We are not selling any securities under this Prospectus and will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder. We will, however, receive proceeds from the sale of the Shares directly to Kodiak pursuant to the Equity Line. When we put an amount of shares to Kodiak, the per-share purchase price that Kodiak will pay to us in respect of the put will be equal to 70% of lowest closing bid price for the Company's Common Stock on the OTCQB on a trading day as reported by Bloomberg Finance L.P. for the five (5) trading days immediately following the applicable put notice. Closings from time to time under the Equity Line shall only occur if the lowest daily volume weighted average price of the Company’s Common Stock during the applicable valuation period is greater than or equal to $2.50 per share.

We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder. See “Use of Proceeds” on page 15 of this prospectus. The Selling Stockholder may sell its Shares on any stock exchange, market or trading facility on which the Shares are traded or quoted, or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” on page 16 of this prospectus.

The Selling Stockholder is an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act. The Selling Stockholder may sell the shares of Common Stock described in this Prospectus in a number of different ways and at varying prices. See "Plan of Distribution" for more information about how the Selling Stockholder may sell the shares of Common Stock being registered pursuant to this Prospectus.

We have agreed to pay certain expenses in connection with the registration of the Shares.

Our common stock is listed on OTC Pink under the symbol “ALES”. On October 5, 2016, our common stock closed at $3.50 per share. Prior to this offering, there has been a very limited market for our securities. While our common stock is on OTCQB, there has been negligible trading volume. There is no guarantee that an active trading market will develop in our securities.

These are speculative securities. Investing in these securities involves significant risks. You should purchase these securities only if you can afford a complete loss of your investment. You should carefully consider the risk factors beginning on page 4 of this prospectus before purchasing any of the Shares offered by this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated [●], 2016.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized any person to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. This is not an offer to sell or seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the documents incorporated by reference is accurate only as of their respective dates. The Company’s business, financial condition, results of operations and prospects may have changed since such dates.

We further note that the representations, warranties and covenants made by us in any document that is filed as an exhibit to the registration statement of which this prospectus is a part and in any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, the terms “Evans”, “EBC”, “Evans Brewing Company”, the “Company”, “we”, “us”, “our” and similar terms used in this prospectus refer to Evans Brewing Company, Inc. and our subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). These forward-looking statements are subject to risks and uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. You should not unduly rely on these statements. Factors, risks, and uncertainties could cause actual results to differ materially from those in the forward-looking statements which include, among others:

●	the availability of funding and the terms of such funding;
●	our growth strategies;
●	anticipated trends in our business;
●	our ability to make or integrate acquisitions;
●	our ability to repay outstanding loans and satisfy our outstanding liabilities;
●	our liquidity and ability to finance our expansion, acquisition and development strategies;
●	market conditions in the craft beer industry;
●	anticipated demand in the contract brewing business;
●	anticipated demand in the private label brewing business
●	the timing, cost and procedure for future acquisitions;
●	the impact of government regulation;
●	legal proceedings and/or the outcome of and/or negative perceptions associated therewith;
●	planned capital expenditures (including the amount and nature thereof);
●	anticipated increases in production; and
●	our financial position, business strategy and other plans and objectives for future operations.

We identify forward-looking statements by use of terms such as “may,” “will,” “expect,” “anticipate,” “estimate,” “hope,” “plan,” “believe,” “predict,” “envision,” “if,” “intend,” “would,” “probable,” “project,” “forecasts,” “outlook,” “aim,” “might,” “likely” “positioned,” “strategy,” “continue,” “potential,” “ensure,” “should,” “confident,” “could” and similar words and expressions, and the negative thereof, although some forward-looking statements may be expressed differently. You should be aware that our actual results could differ materially from those contained in the forward-looking statements. You should consider carefully the statements under the “Risk Factors” section beginning on page 4 of this prospectus and elsewhere in, or incorporated by reference into, this prospectus, which describe factors that could cause our actual results to differ from those set forth in the forward-looking statements.

Forward-looking statements speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus. Except to the extent required by applicable law or regulation, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date of this prospectus or after the date of any document incorporated by reference in this prospectus, or to reflect the occurrence of unanticipated events.

You should read the matters described in “Risk Factors” below and disclosed in the documents incorporated by reference in this prospectus and the other cautionary statements made in this prospectus and in the documents incorporated by reference in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus and in the documents incorporated by reference in this prospectus. We cannot assure you that the forward-looking statements in this prospectus and in the documents incorporated by reference in this prospectus will prove to be accurate and therefore prospective investors are encouraged not to place undue reliance on forward-looking statements.

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PROSPECTUS SUMMARY

This summary highlights certain information described in greater detail elsewhere or incorporated by reference in this prospectus. Before deciding to invest in our securities you should read the entire prospectus carefully, including the “Risk Factors” section contained in this prospectus, and our consolidated financial statements and the related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other documents incorporated by reference into this prospectus.

Our Company

Our Products and Business

Evans Brewing Company is a craft brewery based on Orange County, California that produces and sells premium craft beers, including a variety of ales and lagers. EBC’s beers are currently produced in its 17-barrel brewery in Irvine, California, the oldest continuously operating brewing facility in Orange County and one of the oldest in all of Southern California. This facility has been producing craft beers since January 1995.

EBC products include four beers that are packaged year-round (Pollen Nation Honey Blonde Ale, The KrHOPen India Pale Ale, Oaklore Brown Ale, and ChocōLatté Chocolate Porter), various draft-only offerings (which include The Joaquin Dead Mexican Red Ale, OC Pale Ale, Son of a Beach Blonde Ale), and seasonal beers (which include Approachable Bastard Session IPA, Stout at the Devil Russian Imperial Stout, crHOP Dust Hefeweizen, and Oktoberfest). EBC’s labels for its year round packaging were approved in 2016 and the beers are currently being sold with these labels. EBC has the exclusive rights to make, manufacture, produce, market, sell, and distribute original beers, lagers, and ales known as Evans Lager Original, Evans Lager Black, Evans Lager Light, Bad Kat Ice, and Dead Presidents. EBC also owns the assets of Pig’s Eye Brewing Company, LLC, (the “EBC Malt Assets”) including the intellectual property and trademarks relating to original beers, lagers, and ales, including Milwaukee Select and Pig’s Eye (the “EBC Malt Brands”). EBC’s products are distributed to restaurants and other retail outlets in nine states. EBC also produces and packages kegged beer on a private label basis for restaurants and other customers, with the names for such products determined collaboratively with such customer and each product co-branded with the phrase “by Evans Brewing Company”.

In addition to manufacturing and selling the products above, EBC also produces and packages beers for other craft breweries in Southern California on a contract-basis. Further, in addition to beer production and sales generally, EBC also produces and offers for sale certain “Evans Brewing Company” branded merchandise including apparel, glassware and other beer accessories.

EBC recently closed the acquisition of a restaurant business located in the downtown SOCO District of Fullerton, California, through the acquisition of all the outstanding stock of SBC Public House, Inc., which the Company now operates as its first branded restaurant and taproom under the trade name “The Public House by Evans Brewing Company”. The Public House features the Company’s beers – as well as beers from other selected local Orange County, California breweries, -- food and, potentially, occasional entertainment.

Kodiak Purchase Agreement

This prospectus relates to the resale of up to 425,000 shares of our common stock by Kodiak pursuant to a Put Notice(s) under the terms of an Amended and Restated Equity Purchase Agreement dated September 16, 2016 (the “Purchase Agreement”). The Purchase Agreement amended and restated, in its entirety, that certain equity purchase agreement entered into between the Company and Kodiak on June 24, 2016. Kodiak will obtain our common stock pursuant to the Purchase Agreement.

Although we are not mandated to sell shares under the Equity Purchase Agreement, the Purchase Agreement gives us the option to sell to Kodiak up to $1,000,000 worth of our common stock, par value $0.0001 per share (“Shares”), over the period following effectiveness of the registration of which this prospectus forms a part and ending on June 24, 2017, subject to the terms and conditions of the Purchase Agreement. Under the terms of the Purchase Agreement, we have the right to deliver from time to time a Put Notice to Kodiak stating the dollar amount of Put Shares that we intend to sell to Kodiak with the price per share equal to seventy percent (70%) of the lowest closing bid price of our common stock during the period beginning on the date of the Put Notice and ending five (5) days thereafter. Closings from time to time under the Purchase Agreement shall only occur if the lowest daily volume weighted average price of the Company’s Common Stock during the applicable valuation period is greater than or equal to $2.50 per share. The $1,000,000 was stated as the total amount of available funding in the Purchase Agreement because this was the maximum amount that Kodiak agreed to offer us in funding. There is no assurance that the Company will deliver a put notice to Kodiak prior to the expiration of Kodiak’s commitment period. The number of common shares that remains issuable may not be sufficient, dependent upon the share price, to allow us to access the full amount contemplated under the Purchase Agreement.

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In addition, there is an ownership limit for Kodiak of 9.99% and Kodiak will not be required to purchase shares of Common Stock pursuant to a Put Notice to extent that such purchase would cause Kodiak to exceed such percentage.

On the closing date of any sale to Kodiak under the Purchase Agreement, we shall deliver to Kodiak the number of shares of the Common Stock registered in the name of Kodiak as specified in the Put Notice. In addition, we must deliver the other required documents, instruments and writings required. Kodiak is not required to purchase the shares unless:

●	our Registration Statement with respect to the resale of the shares of Common Stock delivered in connection with the applicable Put shall have been declared effective;
●	at all times during the period beginning on the date of the Put Notice and ending on the date of the related closing, our common stock has been listed on the Principal Market as defined in the Purchase Agreement (which includes, among others, the Over-the-Counter Bulletin Board and the OTC Market Group’s OTC Link quotation system) and shall not have been suspended from trading thereon;
●	we have complied with its obligations and is otherwise not in breach of or in default under the Equity Purchase Agreement, the Registration Rights Agreement or any other agreement executed in connection therewith;
●	no injunction has been issued and remains in force, and no action has been commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Put Shares; and
●	the issuance of the Put Shares will not violate any shareholder approval requirements of the market or exchange on which our common stock are principally listed.

Pursuant to the Purchase Agreement, we also issued Kodiak 25,000 shares of Common Stock. Kodiak has agreed that it will not engage in any “short-sale” (as defined in Rule 200 of Regulation SHO) of our Common Stock at any time during the term of the Purchase Agreement. Kodiak’s rights and obligations under the Purchase Agreement are not assignable.

On June 24, 2016, we entered into a Registration Rights Agreement with Kodiak requiring, among other things that we prepare and file with the SEC a Registration Statement on Form S-1 covering the resale of the shares issuable to Kodiak under the Purchase Agreement.

In connection with the sale of shares under the Purchase Agreement to Kodiak, the Company has also agreed to pay to Wellington Shields & Co. (“WSC”) compensation pursuant to the terms of an engagement agreement entered into by and between the Company and WSC (the “WSC Engagement Agreement”). Pursuant to the terms of the WSC Engagement Agreement, such compensation is (a) a success fee in cash equal to 10% of the funds received from Kodiak from time to under the Purchase Agreement and (b) non-callable warrants of the Company (the “Placement Agent Warrants”) issuable to Wellington, or its designee simultaneously with the closing, equal to five percent (5%) of the gross proceeds of the closing. The Placement Agent Warrants, when issued, will entitle the holder thereof to purchase securities of EBC at a purchase price equal to 110% of the implied price per share at the closing or 110% of the public market closing price of the Company’s common stock on the date of the closing, whichever is lower, and shall be exercisable for a period of five years after the closing of the closing.

Background

EBC (formerly ALPINE 3, Inc.) was incorporated in Delaware in June 18th, 2013 with a fiscal year ending on December 31st. In December 2015, in connection with the closing of an asset purchase transaction, including the entry into a General Assignment and Bill of Sale Agreement and an Assignment and Assumption of Liabilities Agreement, EBC acquired the assets (other than the ownership of Evans Brewing California), the liabilities, and the operations of Bayhawk Ales, Inc. (formerly Orange County Brewing Company) (“Bayhawk”). As such, on December 10, 2015, in connection with this acquisition, EBC ceased to be a shell company as defined in Rule 12b-2, in that it had assets consisting of more than cash and cash equivalents, and has a business plan and operations.

Our principal business office is located at 3815 S. Main St, Santa Ana, CA 92707 and our telephone number is (949) 442-7565. Our website address is www.evansbrewco.com. Information contained on our website or any other website does not constitute part of, and is not incorporated into, this prospectus.

General

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.

Under U.S. federal securities legislation, our common stock could be “penny stock.” Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions.

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The Offering

The following summary contains basic information about the offering and the securities being registered hereunder and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the securities we are offering, please refer to the sections of this prospectus titled “Description of Capital Stock” and “Description of Securities Registered Hereunder.”

Securities Registered Hereunder:	425,000 Shares of Common Stock.

Common Stock Outstanding as of September 19, 2016:	4,772,463

Use of proceeds:	The Shares offered by this prospectus will be sold by the Selling Stockholder. We will not receive any proceeds from the sale of the Shares by the Selling Stockholder.

Risk Factors:

An investment in our securities involves a high degree of risk and could result in the loss of your entire investment. Prior to making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 4 of this prospectus.

OTC Markets Symbol:	ALES

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RISK FACTORS

Investment in our securities involves a high degree of risk. You should carefully consider the risks described below, as well as those risks described in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each contained in our most recent Annual Report on Form 10-K for the year ended December 31, 2015, which has been filed with the Securities and Exchange Commission, or SEC, and is incorporated herein by reference in its entirety, as well as other information in this prospectus or in any other documents incorporated by reference. Each of the risks described in these sections and documents could adversely affect our business, financial condition, results of operations and prospects, and could result in a complete loss of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned above.

Risks Relating to our Company

We are an “emerging growth company,” and the reduced disclosure requirements applicable to “emerging growth companies” could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more; (ii) the last date of the fiscal year following the fifth anniversary of the date of the first sale of common stock under the current registration (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act. We will be deemed a large accelerated filer on the first day of the fiscal year after the market value of our common equity held by non-affiliates exceeds $700 million, measured on the last day of our second fiscal quarter.

We cannot predict if investors will find our common stock less attractive to the extent we rely on the exemptions available to emerging growth companies. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

A Company that elects to be treated as an emerging growth company shall continue to be deemed an emerging growth company until the earliest of (i) the last day of the fiscal year during which it had total annual gross revenues of $1,000,000,000 (as indexed for inflation), (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock under the current registration; (iii) the date on which it has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which is deemed to be a ‘large accelerated filer’ as defined by the SEC, which would generally occur upon it attaining a public float of at least $700 million.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Management of EBC cannot guarantee that EBC will generate revenues which could result in a total loss of the value of your investment if it is unsuccessful in its business plans.

There can be no assurance that EBC will continue to generate revenues or that revenues will be sufficient to maintain its business. As a result, you could lose all of your investment if EBC is not successful in its existing and any proposed business.

EBC’s needs could exceed the amount of time or level of experience our officers and directors may have. EBC will be dependent on key executives, and the loss of the services of the current officers and directors could severely impact EBC’s business operations.

Until such time as EBC hires additional full time employees, the responsibility of developing EBC’s business and the offering and selling of the shares based on current filings and the reporting requirements of a public company will fall upon the two officers and the directors, as well as third party advisors and consultants that EBC may retain form time to time. In the event they are unable to fulfill any aspect of their duties to EBC, it may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of our business.

Additionally, the management of future growth will require, among other things, continued development of EBC’s financial and management controls and management information systems, stringent control of costs, increased marketing activities, and the ability to attract and retain qualified management, research, and marketing personnel. The loss of key executives or the failure to hire qualified replacement personnel would compromise EBC’s ability to generate revenues or otherwise have a material adverse effect on EBC. There can be no assurance that EBC will be able to successfully attract and retain skilled and experienced personnel but every effort will be made to do so.

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Current management has limited experience in complying with public company reporting and other obligations. Taking steps to comply with these requirements will increase our costs and require additional management resources, and does not ensure that we will be able to satisfy them.

As a public company, we are required to comply with applicable provisions of the Sarbanes-Oxley Act of 2002, as well as other federal securities laws, and rules and regulations promulgated by the SEC and the various exchanges and trading facilities where our common stock may trade, which will result in significant initial and continuing legal, accounting, administrative and other costs and expenses. These rules and requirements impose certain corporate governance requirements relating to director independence, filing and distributing annual and interim reports, stockholder meetings, approvals and voting, soliciting proxies, conflicts of interest, and codes of conduct, depending on where our shares trade. Our management and other personnel will need to devote a substantial amount of time to ensure that we comply with all applicable requirements.

As we review our internal controls and procedures, we may determine that they are ineffective or have material weaknesses, which could impact the market’s acceptance of our filings and financial statements.

As EBC continues as a publicly reporting company, EBC management will be required to continue to review our internal control over financial reporting for the purpose of providing the reports required by the SEC’s rules. As EBC grows and during the course of our ongoing reviews and testing, we may identify deficiencies or our controls and procedures may no longer be deemed to be effective. Furthermore, if we have a material weakness in our internal control over financial reporting, we may not detect errors on a timely basis and our financial statements may be materially misstated. We or our independent registered public accounting firm may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting, which could harm our operating results, cause investors to lose confidence in our reported financial information and cause the trading price of our stock to fall. In addition, as a public company we are required to file in a timely manner accurate quarterly and annual reports with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”), as amended. Any failure to report our financial results on an accurate and timely basis could result in sanctions, lawsuits, delisting of our shares from the market or trading facility where our shares may trade, or other adverse consequences that would materially harm our business.

Because EBC has shown a net loss since inception, ownership of EBC shares could result in a complete loss of the value of your investment if EBC is unsuccessful in its business plans.

Based upon current plans, EBC expects to incur operating losses in future periods as it incurs significant expenses associated with the growth of its business. Further, there is no guarantee that it will be successful in realizing future revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of its business or force EBC to seek additional capital through loans or additional sales of its equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

Growth and development of operations will depend on the acceptance of EBC’s proposed business. If EBC’s products are not deemed desirable and suitable for purchase and it cannot establish or grow a customer base, it may not be able to generate future revenues, which would result in a failure of the business and a loss of the value of your investment.

The acceptance of EBC’s brewing products for its customers is critically important to its success. EBC cannot be certain that the products and services that it will be offering will be appealing and as a result there may not be any demand for these products and its sales could be limited and it may never realize any revenues. In addition, there are no assurances that if it alters or changes the products it offers in the future that the demand for these new products will develop and this could adversely affect our business and any possible revenues.

If demand for the products EBC plans to offer slows, then its business would be materially affected, which could result in the loss of your entire investment of EBC’s common stock.

Demand for products which we intend to sell depends on many factors, including:

●	the number of customers EBC is able to attract and retain over time;
●	the economy, and in periods of rapidly declining economic conditions, customers may defer products such as ours in order to pay secured debts or debts that must be paid in order to remain solvent.
●	the competitive environment in the craft beer industry may force it to reduce prices below its desired pricing level or increase promotional spending; and
●	the ability to anticipate changes in consumer preferences and to meet customers’ needs in a timely cost effective manner.

For the long term, demand for the products we plan to offer may be affected by:

●	the ability to establish, maintain and eventually grow market share in a competitive environment; and
●	the delivery of its information globally, geopolitical changes, changes in beer and liquor regulations, currency fluctuations, natural disasters, pandemics and other factors beyond our control may increase the cost of items it purchases, create communication issues or render product delivery difficult which could have a material adverse effect on its sales and profitability.

All of these factors could result in immediate and longer term declines in the demand for the products it plans to offer, which could adversely affect its sales, cash flows and overall financial condition.

5

EBC has limited management resources, and will be dependent on key executives. The loss of the services of the current officers and directors could severely impact EBC’s business operations and future development, which could result in a loss of revenues and adversely impact the ability to ever sell any shares owned.

EBC is relying on a small number of key individuals to implement its business and operations and, in particular, the professional expertise and services of Michael J. Rapport, our President, Chief Executive Officer, and Chairman of the Board of Directors; Kenneth Wiedrich, our Chief Financial Officer; and Evan Rapport, our Vice President and a member of the Board of Directors. Accordingly, EBC may not have sufficient managerial resources to successfully manage the increased business activity envisioned by its business strategy. In addition, EBC's future success depends in large part on the continued service of Mr. Michael Rapport and Mr. Evan Rapport. EBC has not entered into an employment agreement with Michael Rapport, and has an employment agreement with Evan Rapport that runs for three years. If either of these persons chooses not to serve as officers or if they are unable to perform their duties, this could have an adverse effect on Company business operations, financial condition and operating results if it is unable to replace them with other individuals qualified to develop and market its business. The loss of their services could result in a loss of revenues, which could result in a reduction of the value of any stock owned.

EBC’s industry requires attracting and retaining talented employees, and the inability to retain such talented employees could result in the loss of the value of your investment.

Success in the craft beer industry does and will continue to require the acquisition and retention of highly talented and experienced individuals. Due to the growth in the market segment targeted, such individuals and the talent and experience they possess is in high demand. There is no guarantee that we will be able to attract and maintain access to such individuals.

The Company has adopted an equity incentive plan pursuant to which, stock, options and other forms of equity consideration can be given to employees. Management intends to use this pool to attract and retain personnel; however, if we fail to attract, train, motivate and retain talented personnel, our business, financial condition, and operating results may be materially and adversely impacted, which could result in the loss of your entire investment.

The speculative nature of our business could result in unpredictable results and a loss of the value of your investment.

The craft beer brewing industry is extremely competitive and the commercial success of any product is often dependent on factors beyond our control, including but not limited to market acceptance and retailers' prominently shelving and selling our products. We may experience substantial cost overruns in manufacturing and marketing our products, and may not have sufficient capital to successfully complete any of our projects. We may also incur uninsured losses for liabilities which arise in the ordinary course of business in the manufacturing industry, or which are unforeseen, including but not limited to trademark infringement, product liability, and employment liability.

Competition that EBC faces is varied and strong.

EBC’s products and industry as a whole are subject to extreme competition. There is no guarantee that we can sustain our market position or expand our business. We anticipate that the intensity of competition in the future will increase.

We compete with a number of entities in providing products to our customers. Such competitor entities include: (1) a variety of large nationwide corporations, including but not limited to public entities and companies that have established loyal customer bases over several decades; (2) local craft breweries and brewpubs that have the same or a similar business plan as we do; and (3) a variety of other local, regional and national breweries and with which we either currently or may, in the future, compete.

Many of our current and potential competitors are well established and have longer operating histories, significantly greater financial and operational resources, and name recognition than we have. As a result, these competitors may have greater credibility with both existing and potential customers. They also may be able to offer more competitive products and services and more aggressively promote and sell their products. Our competitors may also be able to support more aggressive pricing than we will be able to, which could adversely affect sales, cause us to decrease our prices to remain competitive, or otherwise reduce the overall gross profit earned on our products.

Additionally, our third party providers themselves are subject to the intensely competitive market. We rely on such providers for underlying services and products that enable and/or facilitate the creation of our products. Competition or grain shortages may affect our suppliers’ ability to innovate and to continue existing product and service offerings, which could result in the loss of the value of your entire investment.

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Our success in business and operations will depend on general economic conditions.

The success of EBC depends, to a large extent, on certain economic factors that are beyond its control. Factors such as general economic conditions, levels of unemployment, interest rates, tax rates at all levels of government, competition and other factors beyond EBC’s control may have an adverse effect on EBC’s ability to sell its products and to collect sums due and owing to it.

Changes in consumer preferences and discretionary spending may have a material adverse effect on our revenue, results of operations and financial condition.

Our success depends, in part, upon the popularity of our products and our ability to organically develop new brands or acquire the licensing or distribution rights to existing brands that appeal to consumers. Shifts in consumer preferences away from our products, our inability to develop new products that appeal to consumers, or changes in our product mix that eliminate items popular with some consumers could harm our business. Also, our success depends to a significant extent on discretionary consumer spending, which is influenced by general economic conditions and the availability of discretionary income. Accordingly, we may experience declines in revenue during economic downturns or during periods of uncertainty. Any material decline in the amount of discretionary spending could have a material adverse effect on our sales, results of operations, business and financial condition.

EBC may not be able to successfully implement its business strategy, which could adversely affect its business, financial condition, results of operations and cash flows. If EBC cannot successfully implement its business strategy, it could result in the loss of the value of your investment.

Successful implementation of its business strategy depends on factors specific to the liquor industry and micro-breweries specifically, and the state of the financial industry and numerous other factors that may be beyond its control. Adverse changes in the following factors could undermine our business strategy and have a material adverse effect on its business, its financial condition, and results of operations and cash flow:

●	the competitive environment in the micro-brew industry that may force us to reduce prices below the optimal pricing level or increase promotional spending;
●	its ability to anticipate changes in consumer preferences and to meet customers’ needs for our products in a timely cost effective manner; and
●	its ability to establish, maintain and eventually grow market share in a competitive environment.

There are no substantial barriers to entry into the industry, and because EBC has only limited copyright protection for the products it intends to sell, there is no guarantee someone else will not duplicate its ideas and bring them to market before it does, which could severely limit EBC’s sales and revenues. If EBC cannot generate sales and revenues, it could result in the loss of the value of your investment.

Because EBC has limited copyright and trademark protection, unauthorized persons may attempt to copy aspects of EBC’s business, including its product design or functionality, services or marketing materials. Any encroachment upon EBC’s corporate information, including the unauthorized use of its brand names, the use of a similar name by a competing company, or a lawsuit initiated against EBC for infringement upon another company's proprietary information or improper use of their copyright, may affect its ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on its business. Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce EBC’s intellectual property rights, to protect its trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others. Any such infringement, litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm its business operations and/or results of operations. As a result, an investment in the Company could result in the loss of the entire investment.

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Failure of third-party distributors upon which we rely could adversely affect our business and result in the loss of your investment.

Like most craft brewers, EBC plans to rely heavily on third party distributors for the sale of their products to retailers. The loss of a significant distributor could have a material adverse effect on EBC’s business, financial condition and results of operations. EBC’s distributors often represent competing specialty beer brands, as well as national beer brands, and are to varying degrees influenced by their continued business relationships with other brewers. EBC’s independent distributors may be influenced by a large brewer if they rely on that brewer for a significant portion of their sales. While we believe that the relationships between EBC and its distributors are generally good, many of these relationships are relatively new and untested and there can be no assurance that EBC’s distributors will continue to effectively market and distribute EBC’s beer. The loss of any distributor or the inability to replace a poorly performing distributor in a timely fashion could have a material adverse effect on the business, financial condition and results of operations of EBC. Furthermore, no assurance can be given that EBC will successfully attract new distributors as they increase their presence in their existing markets or expand into new markets.

We likely will have limited market for our brands in a concentrated geographic area.

Management believes that sales of EBC products in California, along with private label sales, are likely to continue to be the largest market for EBC, and that regional identification may assist EBC’s competitors in other regions. Penetration of other regional markets is an important element of EBC’s expansion plan, and failure to accomplish this objective will hinder the success of the expansion plan and could have a material adverse impact on EBC’s business, financial condition, and results of operations.

EBC depends on a limited number of suppliers; cost and availability of raw materials.

EBC relies upon a limited number of suppliers for raw materials used to make and package EBC’s products, including, but not limited to, providers of hops, grains and other products necessary for us to manufacture our product. EBC’s success will depend in part upon our ability to successfully secure such materials from suppliers that are delivered with consistency and at a quality that meets our requirements. The price and availability of these materials are subject to market conditions. For example, the availability and price of hops can be volatile and any future recurrence of these conditions could adversely affect us. Increases in the price of our products due to the increase in the cost of raw materials could have a negative effect on our business.

If EBC is unable to obtain sufficient quantities or other raw materials, delays or reductions in product shipments could occur which would have a material adverse effect on the business, financial condition and results of operations of EBC. The costs of grains and hops, in particularly, are volatile and unpredictable. As with most agricultural products, the supply and price of raw materials used to produce EBC’s beer can be affected by a number of factors beyond EBC’s control, such as frosts, droughts, other weather conditions, economic factors affecting growing decisions, and various plant diseases and pests. If any of the foregoing were to occur, no assurance can be given that such condition would not have a material adverse effect on the business, financial condition and results of operations of EBC. In addition, the results of operations of EBC are dependent upon its ability to accurately forecast its requirements of raw materials. Any failure by EBC to accurately forecast its demand for raw materials could result in an inability to meet higher than anticipated demand for products or producing excess inventory, either of which may adversely affect results of operations of EBC.

While management believes that EBC’s relations with its suppliers are good, there can be no assurance that these suppliers will be able or willing to supply EBC with materials at the current pricing levels, or at all, or that it will be successful in engaging alternative suppliers on commercially reasonable terms which meet the quality or pricing levels currently experienced by EBC. As a result, should EBC’s costs increase and if those increases are unable to be passed on to its customers, our business, financial condition, and results of operations and cash flows may be materially adversely impacted, which could result in the loss of your entire investment.

Product Concentration; dependence on new product introductions.

EBC is dependent on the Evans Brands, the EBC Malt Brands, contract brewing relationships and private label brewing relationships to generate revenues. While we anticipate expanding our product offerings, we expect that our existing brands and services will continue to account for a large portion of our revenues for the foreseeable future. Therefore, EBC’s future operating results, particularly in the near term, are significantly dependent upon the continued market acceptance of our beers and maintaining contractual relationships for contract brewing and private label brewing. For the fiscal quarter ended June 30, 2016, contract brewing relationships accounted for approximately 4.7% of the combined of EBC, while production of EBC branded beers, including co-branded private label products, accounted for approximately 95.3% of our revenues. Further, sales of products pursuant to EBC’s private labeling relationships are not undertaken with any long term contracts or commitments, and decisions by customers to reduce or stop purchases of such products could be materially detrimental to the EBC.

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There can be no assurance that EBC's beer products will continue to achieve market acceptance. Initial sales for a new alcoholic beverage product may be caused by the interest of distributors and retailers to have the latest product on hand for potential future sale to consumers. As a result, initial stocking orders for, or sales of, a newly introduced alcoholic beverage product may not be indicative of market acceptance and long term consumer demand. A decline in the demand for any of EBC's beers as a result of competition, changes in consumer tastes and preferences, government regulation or other factors would have a material adverse effect on EBC's business, operating results and financial condition. In addition, there can be no assurance that EBC will be successful in importing, developing, managing, introducing and marketing additional new alcoholic beverage products that will sustain sales growth in the future.

Our revenue growth rate depends primarily on our ability to satisfy relevant channels and end-customer demands, identify suppliers of our necessary ingredients and to coordinate those suppliers, all subject to many unpredictable factors.

We may not be able to identify and maintain the necessary relationships with suppliers of product and services as planned. Delays or failures in deliveries could materially and adversely affect our growth strategy and expected results. As we supply more customers, our rate of expansion relative to the size of such customer base will decline. In addition, one of our biggest challenges is securing an adequate supply of suitable product. Competition for product is intense, and commodities costs subject to price volatility.

Our ability to execute our business plan also depends on other factors, including:

●	there is no guarantee that we will enter into definitive agreements with distributors and on acceptable terms;
●	hiring and training qualified personnel in local markets;
●	managing marketing and development costs at affordable levels;
●	cost and availability of labor;
●	the availability of, and our ability to obtain, adequate supplies of ingredients that meet our quality standards; and
●	securing required governmental approvals in a timely manner when necessary.

We lack extensive sales, marketing and distribution capabilities and depend on third parties to market our products.

As of June 31, 2016, we employ only two personnel dedicated solely to sales and marketing of our products, with two additional employees beginning employment in August 2016. Further, in light of the three-tier regulatory structure applicable to sales of beer, we generally must rely primarily upon third party distributors to market and sell our products. These third parties may not be able to market our product successfully or may not devote the time and resources to marketing our products that we require. We also rely upon third party carriers to distribute and deliver our products. As such, our deliveries are to a certain extent out of our control. If we choose to develop our own sales, marketing or distribution capabilities, we will need to build a marketing and sales force with technical expertise and with supporting distribution capabilities, which will require a substantial amount of management and financial resources that may not be available. If we or a third party are not able to adequately sell and distribute our product, our business will be materially harmed.

The manufacture and sale of alcoholic beverages is regulated by federal and state law; taxation.

The manufacture and sale of alcoholic beverages is a business that is highly regulated and taxed at the federal, state and local levels. EBC’s operations may be subject to more restrictive regulations and increased taxation by federal, state and local governmental agencies than are those of non-alcohol related businesses. For instance, operation of EBC’s breweries requires various federal, state and local licenses, permits and approvals. The loss or revocation of any existing licenses, permits or approvals, failure to obtain any additional or new licenses, permits or approvals or the failure to obtain approval for the transfer of any existing permits or licenses could have a material adverse effect on the ability of EBC to conduct its business. Certain states have laws restricting or forbidding a combined pub and brewery. Furthermore, U.S. Treasury Department, Bureau of Alcohol, Tobacco and Firearms ("BATF") regulations prohibit, among other things, the payment of beer slotting allowances to retailers. These regulations have the effect of preventing competitors with greater financial resources from excluding smaller brewers from retailers. Any repeal or substantial modification of these regulations or the enactment of any new legislation or regulations could have a material adverse effect on the business, financial condition and results of operations of EBC. The distribution of alcohol-based beverages is also subject to extensive federal and state taxation. Our operations may be subject to increased taxation as compared with those of non-alcohol related businesses. In such event, we have to raise prices on our products in order to maintain profit margins. The effect of such an increase could negatively impact our sales or profitability.

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We face various operating hazards, which if not addressed correctly, could result in the reduction of our operations and the loss of your investment.

EBC’s operations are subject to certain hazards and liability risks faced by all brewers, such as potential contamination of ingredients or products by bacteria or other external agents that may be wrongfully or accidentally introduced into products or packaging. EBC’s products are not pasteurized. While EBC has never experienced a contamination problem in their products, the occurrence of such a problem could result in a costly product recall and serious damage to the reputation of EBC for product quality. EBC’s operations also subject employees and others to certain injury and liability risks normally associated with the operation and possible malfunction of brewing and other equipment. Although EBC maintains insurance against certain risks under various general liability and product liability insurance policies, no assurance can be given that EBC’s insurance will be adequate to fully cover any incidents of product contamination or injuries resulting from brewery operations. We cannot assure you that we will be able to continue to maintain insurance with adequate coverage for liabilities or risks arising from our business operations on acceptable terms. Even if the insurance is adequate, insurance premiums could increase significantly which could result in higher costs to us.

Litigation and publicity concerning product quality, health and other issues, which can result in liabilities and also cause customers to avoid our products, could adversely affect our results of operations, business and financial condition.

Beverage and food service businesses can be adversely affected by litigation and complaints from customers or government authorities resulting from food and beverage quality, illness, injury or other health concerns or operating issues stemming from consumption of products. Adverse publicity about these allegations may negatively affect us, regardless of whether the allegations are true, by discouraging customers from buying our products. We could also incur significant liabilities, if a lawsuit or claim results in a decision against us, or litigation costs, regardless of the result. Further, any litigation may cause our key employees to expend resources and time normally devoted to the operations of our business.

The alcohol-based beverage industry also faces the possibility of class action or other similar litigation alleging that the continued excessive use or abuse of alcohol-based beverages has caused death or serious health problems. It is also possible that federal or state governments could assert that the use of alcohol-based beverages has significantly increased that portion of health care costs paid for by the government. Litigation or assertions of this type have adversely affected companies in the tobacco industry. It is possible, however, that our suppliers could be named in litigation of this type which could have a negative impact on their business and, in turn, could also have a significant negative impact on our business.

If our costs and expenses are greater than anticipated and we are unable to raise additional working capital, we may be unable to fully fund our operations and to otherwise execute our business plan.

Should our costs and expenses prove to be greater than we currently anticipate, or should we change our current business plan in a manner that will increase or accelerate our anticipated costs and expenses, the depletion of our working capital would be accelerated. To the extent it becomes necessary for us to raise additional cash in the future as our current cash and working capital resources are depleted, we will seek to raise it through the public or private sale of debt or equity securities, funding from joint-venture or strategic partners, debt financing or short-term loans, or a combination of the foregoing. We may also seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities. Other than our Purchase Agreement with Kodiak Capital, we currently do not have any binding commitments for, or readily available sources of, additional financing. We cannot give you any assurance that we will be able to secure the additional cash or working capital we may require to continue our operations.

Risks Relating to Our Agreements with Kodiak Capital

The sale of our common stock to Kodiak Capital may cause dilution, and the sale of the shares of common stock acquired by Kodiak Capital, or the perception that such sales may occur, could cause the price of our common stock to fall.

On September 16, 2016, we entered into an Amended and Restated Equity Purchase Agreement with Kodiak Capital (the “Purchase Agreement”). Pursuant the Purchase Agreement, Kodiak Capital has committed to purchase up to an aggregate of $1,000,000 of our common stock. The shares that may be sold pursuant to the Purchase Agreement in the future may be sold by us to Kodiak Capital at our discretion from time to time, commencing after the SEC has declared effective the registration statement that includes this prospectus and concluding on June 24, 2017. The per share purchase price for the shares that we may sell to Kodiak Capital under the Purchase Agreement will fluctuate based on the price of our common stock, and will be equal to 70% of the lowest closing bid price of the common stock for the five consecutive trading days immediately following our request for Kodiak Capital to purchase the shares. Closings from time to time under the Restated Purchase Agreement shall only occur if the lowest daily volume weighted average price of the Company’s Common Stock during the applicable valuation period is greater than or equal to $2.50 per share. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall.

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We generally have the right to control the timing and amount of any sales of our shares to Kodiak Capital, except that, pursuant to the terms of the Purchase Agreement, we would be unable to sell shares to Kodiak Capital if such purchase would result in its beneficial ownership equaling more than 9.99% of the outstanding common stock. Kodiak Capital may ultimately purchase all, some or none of the shares of our common stock that may be sold pursuant to the Purchase Agreement and, after it has acquired shares, Kodiak Capital may sell all, some or none of those shares. Therefore, sales to Kodiak Capital by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to Kodiak Capital, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

Kodiak Capital may pay less than the then-prevailing market price for our common stock for purchases under the Purchase Agreement.

The common stock to be issued to Kodiak Capital pursuant to the Purchase Agreement may be purchased at a 30% discount to the lowest closing bid price of the common stock for the five consecutive trading days immediately following our request for Kodiak Capital to purchase the shares if the market price of our common stock during such time is greater than or equal to $2.50 per share. Kodiak Capital has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Kodiak Capital sells the shares, the price of our common stock could decrease. If our stock price decreases, Kodiak Capital may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.

Risks Relating to Our Common Stock

Investors who choose to purchase shares of EBC common stock if and when offered, may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock had been accepted for trading on the OTCQB, although there can be no guarantee that any market will ever develop for our common stock, or if developed, may not be sustained in the future. Investors should be aware that there might be additional significant state law restrictions upon the ability of investors to resell our shares. Accordingly, investors should consider any secondary market for our securities to be a limited one.

Sales of our common stock under Rule 144 could reduce the price of our stock.

Under Rule 144, affiliates of EBC may not sell more than one percent of the total issued and outstanding shares in any 90-day period and must resell the shares in an unsolicited brokerage transaction at the market price. If substantial amounts of our common stock become available for resale under Rule 144 once a market has developed for our common stock, the then-prevailing market prices for our common stock may be reduced.

We may, in the future, issue additional securities, which would reduce our stockholders’ percent of ownership and may dilute our share value.

Our Certificate of Incorporation authorizes us to issue 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of September 19, 2016, we had 4,772,463 shares of common stock and no shares of preferred stock outstanding. Accordingly, as of September 19, 2016, we may issue up to an additional 95,227,537 shares of common stock. The future issuance of common stock or preferred stock may result in additional dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis including for services or acquisitions or other corporate actions that may have the effect of diluting the value of the shares held by our stockholders, and might have an adverse effect on any trading market for our common stock. Additionally, our board of directors may designate the rights terms and preferences of one or more series of preferred stock at its discretion including conversion and voting preferences without prior notice to our stockholders. Any of these events could have a dilutive effect on the ownership of our shareholders, and the value of shares owned.

Raising additional capital may cause dilution to our existing stockholders.

We may seek additional capital through a combination of private and public equity offerings, debt financings, collaborations, and strategic and licensing arrangements. To the extent that we raise additional capital through the sale of common stock or securities convertible or exchangeable into common stock, your ownership interest in EBC will be diluted.

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Raising additional capital may restrict our operations or require us to relinquish rights.

We may seek additional capital through a combination of private and public equity offerings, debt financings, collaborations, and strategic and licensing arrangements. To the extent that we raise additional capital through the sale of common stock or securities convertible or exchangeable into common stock, the terms of any such securities may include liquidation or other preferences that materially adversely affect your rights as a stockholder. Debt financing, if available, would increase our fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we raise additional funds through collaboration, strategic partnerships and licensing arrangements with third parties, we may have to relinquish valuable rights to our intellectual property, future revenue streams or grant licenses on terms that are not favorable to us.

Market volatility may affect our stock price and the value of your shares.

Once a market for our common stock is established, the market price for our common stock is likely to be volatile, in part because our common stock has not been previously traded publicly. In addition, the market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including, among others:

●	announcements of new products, brands, commercial relationships, acquisitions or other events by us or our competitors;
●	regulatory or legal developments in the United States and other countries;
●	fluctuations in stock market prices and trading volumes of similar companies;
●	general market conditions and overall fluctuations in U.S. equity markets;
●	variations in our quarterly operating results;
●	changes in our financial guidance or securities analysts' estimates of our financial performance;
●	changes in accounting principles;
●	our ability to raise additional capital and the terms on which we can raise it;
●	sales of large blocks of our common stock, including sales by our executive officers, directors and significant stockholders;
●	additions or departures of key personnel;
●	discussion of us or our stock price by the press and by online investor communities; and
●	other risks and uncertainties described in these risk factors.

An active public market for our common stock may not develop or be sustained. We will work to negotiate and determine the initial public sale price with our market makers, but this price may not be indicative of prices that will prevail in the trading market.

If securities or industry analysts do not publish or cease publishing research or reports or publish misleading, inaccurate or unfavorable research about us, our business or our market, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that securities or industry analysts may publish about us, our business, our market or our competitors. We do not currently have and may never obtain research coverage by securities and industry analysts. If no or few securities or industry analysts cover our company, the trading price and volume of our stock would likely be negatively impacted. If we obtain securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, or provides more favorable relative recommendations about our competitors, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price or trading volume to decline.

Future sales of our common stock may cause our stock price to decline.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur could significantly reduce the market price of our common stock and impair our ability to raise adequate capital through the sale of additional equity securities.

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We will be subject to penny stock regulations and restrictions, and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls may be time consuming, difficult and costly.

EBC’s executive officers do not have experience being an officer of a public company. It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by Sarbanes-Oxley. We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with Sarbanes-Oxley’s internal controls requirements, we may not be able to obtain the independent accountant certifications that Sarbanes-Oxley Act requires publicly-traded companies to obtain.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering, which could result in the loss of your investment.

There is presently little demand for our common stock and only a limited public market exists for the shares.. We have worked with a market maker and our shares have been accepted for trading on OTCQB. However, there is no guarantee that a trading market will ever develop. The OTC Markets are regulated quotation services that display real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The services are not an issuer listing service, market or exchange. To be eligible for quotation on the OTC Markets OTCQB or OTCQX markets, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. If no market is ever developed for our common stock, it will be difficult or impossible for you to sell any shares you purchase in this offering. In such case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if EBC fails to have or maintain its common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

EBC may issue Preferred Stock with voting and conversion rights that could adversely affect the voting power of the holders of Common Stock.

Although EBC presently has no intention to do so without stockholder approval, which may be obtained solely through the votes of its management and board of directors, the Board may issue Preferred Stock with voting and conversion rights that could adversely affect the voting power of the holders of Common Stock. Any such provision may be deemed to have a potential anti-takeover effect, and the issuance of Preferred Stock in accordance with such provision may delay or prevent a change of control of EBC. The Board of Directors also may declare a dividend on any outstanding shares of Preferred Stock.

We may never pay dividends to shareholders, which could reduce the monetary gain you may realize on your investment.

To date, we have not declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

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The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend. If EBC does not pay dividends, EBC’s common stock may be less valuable because a return on an investor’s investment will only occur if EBC’s stock price appreciates.

If we make any acquisitions or enter into any business combinations in the future, they may disrupt or have a negative impact on our business.

If we make acquisitions or enter into any business combinations in the future, funding permitting, we could have difficulty integrating the acquired companies’ assets, personnel and operations with our own. Additionally, acquisitions, mergers or business combinations we may enter into in the future could result in a change of control of the Company, and a change in the Board of Directors or officers of the Company. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the effect expansion may have on our core business. Regardless of whether we are successful in making an acquisition or completing a business combination, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions and business combinations are accompanied by a number of inherent risks, including, without limitation, the following:

●	the difficulty of integrating acquired companies, concepts and operations;
●	the potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;
●	difficulties in maintaining uniform standards, controls, procedures and policies;
●	the potential impairment of relationships with employees and partners as a result of any integration of new management personnel;
●	the potential inability to manage an increased number of locations and employees;
●	our ability to successfully manage the companies and/or concepts acquired;
●	the failure to realize efficiencies, synergies and cost savings; or
●	the effect of any government regulations which relate to the business acquired.

 Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with an acquisition or business combination, many of which cannot be presently identified. These risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

Any acquisition or business combination transaction we enter into in the future could cause substantial dilution to existing stockholders, result in one party having majority or significant control over the Company or result in a change in business focus of the Company.

Our officers and directors have limited liability, and we are required in certain instances to indemnify our officers and directors for breaches of their fiduciary duties.

We have adopted provisions in our Articles of Incorporation and Bylaws which limit the liability of our officers and directors and provide for indemnification by us of our officers and directors to the full extent permitted by Delaware corporate law. Our articles generally provide that our officers and directors shall have no personal liability to us or our stockholders for monetary damages for breaches of their fiduciary duties as directors, except for breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. Such provisions substantially limit our stockholders’ ability to hold officers and directors liable for breaches of fiduciary duty, and may require us to indemnify our officers and directors.

Concentration of share ownership by our largest stockholders may prevent other stockholders from influencing significant corporate decisions.

As of September 19, 2016, Michael J. Rapport owned approximately 67.43% of our stock through the ownership interest of The Michael J. Rapport Trust and Evan M. Rapport, Michael J. Rapport’s son, owns approximately 14.07% of our stock. On September 29, 2016, Michael J. Rapport also acquired 1,000,000 shares of the Company’s Series A Preferred Stock pursuant to the closing of that certain Public House Purchase Agreement (as defined below). As a result, Michael J. Rapport and Evan M. Rapport have the ability to exert significant influence over matters requiring approval by our stockholders, including the election and removal of directors, and on the outcome of corporate actions, including a change of control of the Company, a business combination involving the Company, the incurrence of indebtedness, the issuance of equity securities and the payment of dividends on our stock. This concentration of ownership could be disadvantageous to other stockholders with differing interests from such persons.

If persons engage in short sales of our common stock, the price of our common stock may decline.

Selling short is a technique used by a stockholder to take advantage of an anticipated decline in the price of a security. In addition, holders of options and warrants will sometimes sell short knowing they can, in effect, cover through the exercise of an option or warrant, thus locking in a profit. A significant number of short sales or a large volume of other sales within a relatively short period of time can create downward pressure on the market price of a security. You could, therefore, experience a decline in the value of your investment as a result of short sales of our common stock.

Additional Risks Related to our Business, Industry and an Investment in our common stock

For a discussion of additional risks associated with our business, our industry and an investment in our common stock, see the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, as filed with the SEC on April 19, 2016, as well as the disclosures contained in documents filed by us thereafter pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, which are incorporated by reference into, and deemed to be a part of, this prospectus.

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USE OF PROCEEDS

The Shares offered by this prospectus will be sold by the Selling Stockholder. We will not receive any proceeds from the sale of the Shares by the Selling Stockholder.

DETERMINATION OF OFFERING PRICE

Kodiak Capital may sell its shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices. We will not receive any proceeds from the sale of shares by Kodiak Capital. However, we will receive proceeds from the sale of securities pursuant to each Put Notice we send to Kodiak, up to $1,000,000.

SELLING STOCKHOLDER

This Prospectus relates to the possible resale from time to time by the Selling Stockholder of any or all of the shares of Common Stock that have been or may be issued by us to Kodiak under the Purchase Agreement. For additional information regarding the issuance of Common Stock covered by this Prospectus, see "Prospectus Summary— Equity Purchase Agreement with Kodiak" above. We are registering the shares of Common Stock pursuant to the provisions of the Amended and Restated Registration Rights Agreement we entered into with Kodiak on September 16, 2016 in order to permit the Selling Stockholder to offer the shares for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement, Kodiak has not had any material relationship with us within the past three years.

The table below presents information regarding the Selling Stockholder and the shares of Common Stock that it may offer from time to time under this Prospectus. This table is prepared based on information supplied to us by the Selling Stockholder, and reflects holdings as of September 19, 2016. As used in this Prospectus, the term "Selling Stockholder" includes Kodiak and any donees, pledgees, transferees or other successors in interest selling shares received after the date of this Prospectus from the Selling Stockholder as a gift, pledge, or other non-sale related transfer. The number of shares in the column "Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus" represents all of the shares of Common Stock that the Selling Stockholder may offer under this Prospectus. The Selling Stockholder may sell some, all or none of its shares in this Offering. We do not know how long the Selling Stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of Common Stock with respect to which the Selling Stockholder has voting and investment power. The percentage of shares of Common Stock beneficially owned by the Selling Stockholder prior to the Offering shown in the table below is based on an aggregate of 4,772,463 shares of our Common Stock outstanding on September 19, 2016. Because the purchase price of the shares of Common Stock issuable under the Purchase Agreement is determined on each settlement date, the number of shares that may actually be sold by the Company under the Purchase Agreement may be fewer than the number of shares being offered by this Prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this Prospectus.

	Beneficially Owned Prior to Offering		Number of Shares Being Offered by Selling	Beneficially Owned After Offering
Selling Stockholder	Number of Shares(1)	Percent(2)	Stockholder in Offering	Number of Shares(3)	Percent(2)
Kodiak Capital Group LLC(4)	25,000	0.01%	425,000	0	0.00%

1

In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the Offering all of the shares that Kodiak may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to certain conditions, the satisfaction of all of which are outside of Kodiak's control, including the Registration Statement of which this Prospectus is a part becoming and remaining effective. Furthermore, the maximum dollar value of each put of Common Stock to Kodiak under the Purchase Agreement is subject to certain agreed upon threshold limitations set forth in the Purchase Agreement. Also, under the terms of the Purchase Agreement, we may not issue shares of our Common Stock to Kodiak to the extent that Kodiak or any of its affiliates would, at any time, beneficially own more than 9.99% of our outstanding Common Stock. Notwithstanding the foregoing, if the 425,000 shares subject to this prospectus were included as beneficially owned by the Selling Stockholder as of September 19, 2016, the Selling Stockholder would own 8.2% of 5,172,463 outstanding shares of Common Stock.

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2	Applicable percentage ownership is based on 4,772,463 shares of our Common Stock outstanding as of September 19, 2016.

3	Assumes the sale of all shares being offered pursuant to this Prospectus.

4	The business address of Kodiak is c/o Kodiak Capital Partners, LLC, Kodiak Capital Group, LLC, 260 Newport Center Drive, Newport Beach, CA 92660. Kodiak's principal business is that of a private investment firm. We have been advised that Kodiak is not a member of FINRA, or an independent broker-dealer, and that neither Kodiak nor any of its affiliates is an affiliate or an associated person of any FINRA member or independent broker-dealer. We have been further advised that Ryan Hodson is the Managing Member of Kodiak, and that Mr. Hodson has definitive power to vote or to direct the vote and definitive power to dispose or to direct the disposition of all securities owned directly by Kodiak.

This prospectus also covers any additional shares of our Common Stock which become issuable in connection with the shares being registered by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Common Stock.

PLAN OF DISTRIBUTION

This prospectus relates to the resale of up to 425,000 shares of our common stock by the Selling Stockholder.

The Selling Stockholder of the Shares and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Shares covered hereby on any other stock exchange, market or trading facility on which the Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling Shares:

●	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;
●	block trades in which the broker dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker dealer as principal and resale by the broker dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
●	in transactions through broker dealers that agree with the Selling Stockholders to sell a specified number of such Shares at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell Shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker dealers engaged by the Selling Stockholder may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker dealer acts as agent for the purchaser of Shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the Shares or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging the positions they assume. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The Selling Stockholder is an “underwriter” within the meaning of the Securities Act and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Selling Stockholder may from time to time pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Selling Stockholder also may transfer the Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the Shares from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

We will pay certain fees and expenses incurred by us incident to the registration of the Shares.

Because Selling Stockholder is an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any Shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Stockholder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale Shares by the Selling Stockholder.

We intend to keep this prospectus effective until the earlier of (i) the date on which the Shares may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) such time as all of the Shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale Shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our securities by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

PRICE RANGE OF COMMON STOCK

Our common stock is quoted on OTCQB under the symbol “ALES”. The Company's common stock is listed on the OTCQB and there is currently only a limited, sporadic, and volatile market for our stock on the OTC.

For the periods indicated, the following table sets forth the high and low closing prices per share of our common stock on OTCQB Pink. These prices represent prices among dealers, do not include retail markups, markdowns or commissions, and may not represent actual transactions.

Fiscal Year Ending December 31, 2016:
	High	Low
Quarter ended September 30, 2016(1)	$4.00	$3.19
Quarter ended December 31, 2016 (2)	$3.95	$3.50

(1)	From August 22, 2016 through September 30, 2016.

(2)	From October 1, 2016 through October 5, 2016

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Prior to the dates set forth above, there was no established public trading market for our Common Stock. For certain periods prior to the dates set forth above, our Common Stock was quoted on OTC Pink, although the prices quoted on OTC Pink during such period have not been included above because OTC Pink does not qualify as a public market.

The closing price for our common stock on October 5, 2016, as reported by the OTCQB, was $3.50 per share.

As of September 19, 2016, we had 507 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Globex Transfer, LLC.

DIVIDEND POLICY

We have never declared or paid cash dividends on our Common Stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our consolidated financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

DESCRIPTION OF SECURITIES TO BE REGISTERED

This registration statement covers 425,000 shares of Common Stock that will be sold by the Selling Stockholders, including an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions. The material terms of our Common Stock and our other capital stock are described in the section of this prospectus entitled “Description of Capital Stock” beginning on page 22 of this prospectus.

DESCRIPTION OF BUSINESS

General

Evans Brewing Company is a craft brewery based on Orange County California that produces and sells premium craft beers, including a variety of ales and lagers. EBC’s beers are currently produced in its 17-barrel brewery in Irvine, California, the oldest continuously operating brewing facility in Orange County and one of the oldest in all of Southern California. This facility has been producing craft beers since January 1995.

Our principal business office is located at 3815 S. Main St, Santa Ana, CA 92707 and our telephone number is (949) 442-7565. Our website address is www.evansbrewco.com. Information contained on our website or any other website does not constitute part of, and is not incorporated into, this prospectus.

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.

Following this offering, we will continue to be an emerging growth company until the earliest to occur of (1) the last day of the fiscal year during which we had total annual gross revenues of at least $1 billion (as indexed for inflation), (2) the last day of the fiscal year following the fifth anniversary of the date of our initial public offering, (3) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt and (4) the date on which we are deemed to be a “large accelerated filer,” as defined under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”).

We also qualify as a “smaller reporting company” under Rule 12b-2 of the Securities Exchange Act of 1934, as amended, which is defined as a company with a public equity float of less than $75 million. To the extent that we remain a smaller reporting company at such time as we are no longer an emerging growth company, we will still have reduced disclosure requirements for our public filings, some of which are similar to those of an emerging growth company, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

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Under U.S. federal securities legislation, our common stock could be “penny stock.” Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, before any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Corporate History

EBC (formerly ALPINE 3, Inc.) was incorporated in Delaware in June 18th, 2013 with a fiscal year ending on December 31st. In December 2015, in connection with the closing of an asset purchase transaction, including the entry into a General Assignment and Bill of Sale Agreement and an Assignment and Assumption of Liabilities Agreement, EBC acquired the assets (other than the ownership of Evans Brewing California), the liabilities, and the operations of Bayhawk Ales, Inc. (formerly Orange County Brewing Company) (“Bayhawk”). As such, on December 10, 2015, in connection with this acquisition, EBC ceased to be a shell company as defined in Rule 12b-2, in that it had assets consisting of more than cash and cash equivalents, and has a business plan and operations.

Products

EBC’s business lies in five main areas: (1) EBC branded products, including co-branded private label brewing and EBC Malt Products, (2) revenue from contract brewing, (3) the Public House Restaurant that EBC expects to be open in the third quarter of 2016 and (4) sales in EBC tasting rooms that are currently contemplated.

EBC Products

EBC products include four beers that are packaged year-round (Pollen Nation Honey Blonde Ale, The KrHOPen India Pale Ale, Oaklore Brown Ale, and ChocōLatté Chocolate Porter), various draft-only offerings (which include The Joaquin Dead Mexican Red Ale, OC Pale Ale, Son of a Beach Blonde Ale), and seasonal beers (which include Approachable Bastard Session IPA, Stout at the Devil Russian Imperial Stout, crHOP Dust Hefeweizen, and Oktoberfest). EBC also has the exclusive rights to make, manufacture, produce, market, sell, and distribute certain other original beers, lagers, and ales, including Evans Lager Original, Evans Lager Black, Evans Lager Light, Bad Kat Ice, Dead Presidents American Pit, Milwaukee Select and Pigs Eye Pilsner. In addition to beer production and sales, EBC also produces and offers for sale certain “Evans Brewing Company” branded merchandise including apparel, glassware and other beer accessories. EBC also owns the assets of Pig’s Eye Brewing Company, LLC, including the intellectual property and trademarks relating to original beers, lagers, and ales. The products above are currently distributed to nine states.

In addition to manufacturing and selling the products above, EBC also produces and packages private label beers that are co-branded with names of each of EBC and the customer, for example, “Honey Badger Blonde by Evans Brewing Company” (which is produced and sold at the San Diego Zoo), “Apple of My EyePA by Evans Brewing Company” (which is sold at certain Applebys locations) and “CJ Original Red Ale by Evans Brewing Company” (which is sold at certain Claim Jumper locations). EBC has a total of about 30 private label accounts and intends to expand this business along with its other EBC branded products.

Contract Brewing

EBC also generates revenue by producing beer for certain other craft breweries in Southern California on a contract-basis.

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Public House

EBC entered into a Stock Purchase Agreement with EBC Public House, Inc. for the acquisition of a restaurant business located in the downtown SOCO District of Fullerton, California as the venue for the Company’s first branded restaurant and taproom, under the trade name “The Public House by Evans Brewing Company”. The closing of this acquisition occurred September 29, 2016 and the Public House is now open to the public. The Public House features the Company’s beers – as well as beers from other selected local Orange County, California breweries -- as well as food and, potentially, occasional entertainment. Additional details of the Stock Purchase Agreement and the closing thereof are outlined in the “RECENT DEVELOPMENTS, Public House Stock Purchase Agreement” section. Management expects that the Public House will provide another means of developing the Evans Brewing Company brand amongst consumers, whole also generating a separate source of income.

Tasting Room

Management also expects that EBC branded products will be available at a tasting room in Costa Mesa, California, following development of a 1,200 square foot location that is underway. EBC anticipates that the tasting room in Costa Mesa will be open by the first quarter of 2017. Management intends for this tasting room to be used to serve new experimental products and generate additional revenue for the EBC

Industry Overview

The craft brewing industry in Orange County, Southern California and the United States is large and extremely competitive. According to the Brewers Association, there are more than 4,000 breweries in the United States and over 700 in California. The craft brewing industry, as a whole, has also experienced significant increases in both volume and retail dollar value. Fr example, according to the Brewers Association, in 2015 saw a 13% rise in volume (to 24.5 million barrel) and a 16% rise in retail dollar value (to $22.3 billion) and, as of the end of 2015, held 21% market share in the overall beer market in the United States. EBC’s products compete in this landscape and are currently distributed to restaurants and other retail outlets in nine states.

Our Growth and Sales Strategy

We currently sell our products mainly through third party distributors. Management intends to grow EBC by expanding consumer recognition of EBC brands and generating additional sales, including through the opening of the Public House and a tasting room in Costa Mesa. EBC also intend to grow into additional regional markets, continue to compete for new private label accounts and evaluate the possibility of growing through strategic transactions and acquisitions of small and medium-sized craft breweries.

Manufacturing

EBC’s products are currently manufactured at its brewery located in Irvine, California.

Intellectual property

We utilize trademarks on nearly all of our product names. We have also obtained trademark protection of the name “Evans Brewing Company” and our logo.

Employees

As of September 19, 2016, EBC had approximately eight full-time employees. Management considers its relationship with employees to be excellent. None of our employees are represented by a union. We have never experienced a material interruption of operations due to labor disagreements.

Recent Developments

Kodiak Purchase Agreement

This prospectus relates to the resale of up to 425,000 shares of our common stock by Kodiak pursuant to a Put Notice(s) under the terms of an Amended and Restated Equity Purchase Agreement dated September 16, 2016 (the “Purchase Agreement”), which amended and restated, in its entirety, that certain equity purchase agreement dated June 24, 2016. Kodiak will obtain our common stock pursuant to the Purchase Agreement.

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Although we are not mandated to sell shares under the Purchase Agreement, the Purchase Agreement gives us the option to sell to Kodiak up to $1,000,000 worth of our common stock, par value $0.0001 per share (“Shares”), over the period following effectiveness of the registration of which this prospectus forms a part and ending on June 24, 2017, subject to the terms and conditions of the Purchase Agreement. Under the terms of the Purchase Agreement, we have the right to deliver from time to time a Put Notice to Kodiak stating the dollar amount of Put Shares that we intend to sell to Kodiak with the price per share equal to seventy percent (70%) of the lowest closing bid price of our common stock during the period beginning on the date of the Put Notice and ending five (5) days thereafter. The $1,000,000 was stated as the total amount of available funding in the Purchase Agreement because this was the maximum amount that Kodiak agreed to offer us in funding. Closings from time to time under the Restated Purchase Agreement shall only occur if the lowest daily volume weighted average price of the Company’s Common Stock during the applicable valuation period is greater than or equal to $2.50 per share. There is no assurance that the market price of our common stock will remain above $2.50 or increase in the future. Therefore, we may not have access to the remaining commitment under the Purchase Agreement if the market price of our common stock remains below $2.50 per share.

In addition, the closing of sale is subject to additional conditions, including the following:

●	A registration statement covering the shares has been declared effective and remains effective.
●	EBC’s representations and warranties remain accurate.
●	EBC has performed and satisfied all of its obligations.
●	No injunction has been issued by a court the prohibits or materially adversely affects the transaction.
●	No event has occurred that is reasonably likely to have a “Material Adverse Effect” on EBC.
●	There has been suspension of trading or delisting of EBC Common Stock.
●	There is an ownership limit for Kodiak of 9.99% and Kodiak will not be required to purchase shares of Common Stock pursuant to a Put Notice to extent that such purchase would cause Kodiak to exceed such percentage.

On the closing date of any sale to Kodiak under the Purchase Agreement, we shall deliver to Kodiak the number of shares of the Common Stock registered in the name of Kodiak as specified in the Put Notice. In addition, we must deliver the other required documents, instruments and writings required. Kodiak is not required to purchase the shares unless:

●	our Registration Statement with respect to the resale of the shares of Common Stock delivered in connection with the applicable Put shall have been declared effective;
●	at all times during the period beginning on the date of the Put Notice and ending on the date of the related closing, our common stock has been listed on the Principal Market as defined in the Purchase Agreement (which includes, among others, the Over-the-Counter Bulletin Board and the OTC Market Group’s OTC Link quotation system) and shall not have been suspended from trading thereon;
●	we have complied with its obligations and is otherwise not in breach of or in default under the Equity Purchase Agreement, the Registration Rights Agreement or any other agreement executed in connection therewith;
●	no injunction has been issued and remains in force, and no action has been commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Put Shares; and
●	the issuance of the Put Shares will not violate any shareholder approval requirements of the market or exchange on which our common stock are principally listed.

Pursuant to the Purchase Agreement, we also issued Kodiak 25,000 shares of Common Stock. Kodiak has agreed that it will not engage in any “short-sale” (as defined in Rule 200 of Regulation SHO) of our Common Stock at any time during the term of the Purchase Agreement. Kodiak’s rights and obligations under the Purchase Agreement are not assignable.

On June 24, 2016, we entered into a Registration Rights Agreement with Kodiak requiring, among other things that we prepare and file with the SEC a Registration Statement on Form S-1 covering the resale of the shares issuable to Kodiak under the Purchase Agreement.

In connection with the sale of shares under the Purchase Agreement to Kodiak, the Company has also agreed to pay to Wellington Shields & Co. (“WSC”) compensation pursuant to the terms of an engagement agreement entered into by and between the Company and WSC (the “WSC Engagement Agreement”). Pursuant to the terms of the WSC Engagement Agreement, such compensation is (a) a success fee in cash equal to 10% of the funds received from Kodiak from time to under the Purchase Agreement and (b) non-callable warrants of the Company (the “Placement Agent Warrants”) issuable to Wellington, or its designee simultaneously with the closing, equal to five percent (5%) of the gross proceeds of the closing. The Placement Agent Warrants, when issued, will entitle the holder thereof to purchase securities of EBC at a purchase price equal to 110% of the implied price per share at the closing or 110% of the public market closing price of the Company’s common stock on the date of the closing, whichever is lower, and shall be exercisable for a period of five years after the closing of the closing.

Public House Purchase Agreement

The Company entered into a Stock Purchase Agreement with EBC Public House, Inc. for the acquisition of a restaurant business located in the downtown SOCO District of Fullerton, California (the “Public House”) as the venue for the Company’s first branded restaurant and taproom, under the trade name “The Public House by Evans Brewing Company”. The closing of this acquisition occurred September 29, 2016 and the Public House is now open to the public. In connection with this acquisition, the Company issued 1,000,000 shares of Series A Preferred Stock to Michael J. Rapport in consideration for the acquisition of all the outstanding shares of EBC Public House, Inc.

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Available Information

We are subject to the informational requirements of the Securities Exchange Act of 1934. Therefore, we file periodic reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be obtained by visiting the Public Reference Room of the SEC at 100 F Street N.E., Washington, D.C. 20549 or by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically.

Additional financial and company-related information can be found in the Investor Relations section of our website at www.evansbrewco.com. Our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, are made available free of charge on our website as soon as reasonably practicable after we electronically file them with or furnish them to the SEC. Information contained on our web site is not part of this prospectus or our other filings with the SEC.

The charters of our Audit Committee, our Compensation Committee and our Nominating and Governance Committee are available on the Policies section of our website under “Governance.” Also available on that section of our website is our Code of Business Conduct and Ethics, which we expect every employee, officer and director to read, understand and abide by. This information is also available by writing to us at Evans Brewing Company, Inc., 3815 S. Main St, Santa Ana, CA 92707, Attn: Corporate Secretary.

DESCRIPTION OF PROPERTY

Our brewery is currently located in Irvine, California under a lease ending in 2023. Our executive offices are located in Santa Ana, California under a year-to year lease.

DESCRIPTION OF LEGAL PROCEEDINGS

We are not currently involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations. We are party to claims and litigation that arise in the normal course of business. To our knowledge, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of our executive officers or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or any of our companies or our company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

DESCRIPTION OF CAPITAL STOCK

The following is a brief description of our capital stock. This summary does not purport to be complete in all respects. This description is subject to and qualified entirely by the terms of our certificate of incorporation, as amended, or our certificate of incorporation, and our bylaws, as amended, or our bylaws, copies of which have been filed with the SEC and are also available upon request from us, and by the Delaware General Corporation Law.

Capital Stock

The Company’s authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share. As of September 19, 2016, there were 4,772,463 shares of common stock outstanding and no shares of preferred stock outstanding.

The following description of our capital stock is a summary only and is subject to applicable provisions of the Delaware General Corporation Law, and our Certificate of Incorporation and Bylaws, each as amended and restated, from time to time. You should refer to, and read this summary together with, our Certificate of Incorporation and Bylaws, each as amended and restated from time to time, to review all of the terms of our capital stock. Our Certificate of Incorporation and amendments thereto are incorporated by reference as exhibits to the registration statement of which this prospectus is a part and other reports incorporated by reference herein.

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Common Stock

Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock. Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, our assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a cash dividend and does not anticipate declaring any dividend in the foreseeable future. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors and preferred stockholders.

Our common stock has been accepted for trading on the OTCQB under the symbol “ALES”.

Preferred Stock

Our Certificate of Incorporation also provide that we are authorized to issue up to 10,000,000 shares of preferred stock with a par value of $.0001 per share. 2,000,000 of the shares of preferred stock are designed “Series A Convertible Preferred Stock” pursuant to the terms of a Certificate of Designation of Rights and Preferences for Series A Convertible Preferred Stock (the “Certificate of Designation”), which was approved and adopted on December 11, 2015. As of September 19, 2016, there were no shares of preferred stock outstanding. On September 29, 2016, the Company issued 1,000,000 shares of Series A Preferred Stock to Michael J. Rapport in connection with the closing of the transactions contemplated by the Public House Purchase Agreement (defined below).

If the Common Stock of the Company has been listed for trading on a public exchange or trading facility, the conversion price for each share of Series A Preferred Stock is the lower of (I) seventy percent (70%) of the two (2) lowest Closing Bid Prices over the sixty trading days prior to the conversion date, or (II) $1.00 per share. If the Common Stock is not trading on any conversion date, the conversion price shall be $1.00 per share.

Shares of Series A Preferred Stock, when outstanding, accrue cumulative dividends at a rate equal to 5% per share, payable in cash or shares of Common Stock.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of the Series A Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the $1.00 per share, plus all accrued but unpaid dividends per share, whether declared or not, and all other amounts in respect thereof.

The holder of each share of Series A Preferred Stock shall have the right to one vote for each share of common stock into which such Series A Preferred Stock could then be converted. Further, so long as any shares of Series A Preferred Stock are outstanding, the Company may not without the affirmative vote of each of the holders of the Series A Preferred Stock then outstanding, (i) alter or change adversely the powers, preferences or rights given to the preferred stock, (ii) alter or amend the Certificate of Designation, (iii) amend its certificate of incorporation, bylaws or other charter documents so as to affect adversely any rights of any holders of the Series A Preferred Stock, (iv) increase the authorized or designated number of shares of Series A Preferred Stock, or (v) enter into any agreement with respect to the foregoing.

The Company has the obligation to redeem the unconverted shares of the Series A Preferred Stock at a price equal to the Redemption Price (defined below) as follows: (A) on a quarterly basis, within thirty (30) days of the end of each fiscal quarter, an amount equal to twenty percent (20%) of the excess revenues, as determined by the Board of Directors on a quarterly basis; and (B) an amount equal to 20% of any capital raised by the Company in connection with offerings of the Company’s securities (whether private offerings or public offerings), within ten (10) days of the closing of each such offering.

Also, subject to the terms contained in any designation of a series of Preferred Stock, the Board of Directors is authorized, subject to limitations prescribed by law, to provide by resolution or resolutions for the issuance of the shares of preferred stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares included in any such series, and to fix the designation, powers, preferences and rights of the shares of any such series and the qualifications, limitations or restrictions thereof.

The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

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Under the terms of that certain Public House Stock Purchase Agreement dated as of December 10, 2015 by and between the Company and Michael J. Rapport (the “Public House Purchase Agreement”), the Company issued to Michael J. Rapport 1,000,000 shares of the Company’s Series A Preferred Stock on September 29, 2016 in exchange for all of the outstanding shares of capital stock of EBC Public House, Inc. The restaurant is now owned by the Company and open for business.

Stock Options

As of the date of this prospectus, we had stock options to purchase 20,000 shares of common stock outstanding, which were issued under our 2015 Stock Option and Stock Award Plan. Other than such options, no other options to purchase capital stock of the Company have been issued or are outstanding.

Equity Compensation Plans

Under our 2015 Stock Option and Stock Award Plan, or the Stock Plan, 2,000,000 shares of common stock (subject to adjustment for stock splits and similar capital changes) are available for issuance in connection with stock option grants and other stock-based awards. Employees, directors, consultants or other service providers are eligible to receive grants or awards under our Stock Plan. As of September 19, 2016, 257,000 shares have been issued pursuant to direct stock issuances, options to purchase 20,000 shares have been issued and 1,723,000 shares remained available for grant or issuance under our Stock Plan.

Authorized but Unissued Shares

The authorized but unissued shares of common and preferred stock are available for future issuance without stockholder approval, unless otherwise required by law or applicable stock exchange rules. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares could hinder or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

Globex Transfer, LLC is currently the transfer agent and registrar for our common stock. Its address is 780 Deltona Blvd, suite 202, Deltona, FL 32725. Its phone number is (813) 344-4490

Anti Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws contain a number of provisions that could make our acquisition by means of a tender or exchange offer, a proxy contest or otherwise more difficult. These provisions are summarized below.

Removal of Directors. Our certificate of incorporation provides that our directors may only be removed by the affirmative vote of holders of at least two thirds of the shares entitled to vote at a meeting called for that purpose or, where such action is approved by a majority of the directors, the affirmative vote of the holders of a majority of the shares entitled to vote. Although our bylaws do not give the Board the power to approve or disapprove stockholder nominations for the election of directors or of any other business stockholders desire to conduct at an annual or any other meeting, the bylaws may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular annual meeting if the proper procedures are not followed, or discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control, even if the conduct of that solicitation or attempt might be beneficial to our stockholders.

Special Meetings. Our bylaws provide that special meetings of stockholders can be called by our President, our Chairman or our Board at any time.

Undesignated Preferred Stock. The ability to authorize undesignated preferred stock makes it possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Delaware Anti Takeover Statute. We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging under certain circumstances in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

Prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder.

24

Upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer.

On or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 662/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities. We expect the existence of this provision to have an anti takeover effect with respect to transactions our Board does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our amended certificate of incorporation provides that, to the fullest extent permitted by Delaware law, our directors and officers shall not be personally liable to us or our stockholders for damages for breach of such directors’ or officers’ fiduciary duty. The effect of this provision of our certificate of incorporation, as amended, is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our certificate of incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

LEGAL MATTERS

Certain legal matters relating to the validity of our securities offered by this prospectus will be passed upon for us by Dorsey & Whitney LLP, Costa Mesa, California.

EXPERTS

Our consolidated financial statements as of December 31, 2014 and for the year then ended, incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2014, have been so incorporated in reliance on the report of Anton & Chia, LLP. an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Our consolidated financial statements as of December 31, 2015 and for the year then ended, incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2015, have been so incorporated in reliance on the report of Kenne Ruan, CPA, P.C. an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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AVAILABLE INFORMATION

We are filing with the SEC this registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov and on the investor relations page of our website at www.evansbrewco.com. Information on our web site is not part of this prospectus. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

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EVANS BREWING COMPANY INC.

Financial Statements

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Evans Brewing Company Inc.

We have audited the accompanying consolidated balance sheet of Evans Brewing Company Inc. as of December 31, 2015, and the related statements of operations, stockholders’ equity, and cash flows for the year then ended. Evans Brewing Company Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Evans Brewing Company Inc. as of December 31, 2015, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Kenne Ruan, CPA, P.C.

Woodbridge, Connecticut

April 14, 2016

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Evans Brewing Company, Inc.

2000 Main Street

Irvine, CA 92614

We have audited the accompanying combined balance sheet of Evans Brewing Company, Inc. (Formerly Alpine 3, Inc.) and Bayhawk Ales, Inc. (the "Companies") as of December 31, 2014, and their related combined statements of operations, changes in stockholders' deficit and cash flows for the year then ended. These combined financial statements are the responsibility of the Companies’ management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Companies were not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Companies’ internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Companies as of December 31, 2014, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/Anton & Chia, LLP

Newport Beach, CA

April 9, 2015

F-3

EVANS BREWING COMPANY, INC.

(Formerly ALPINE 3, INC.)

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2015	2014
ASSETS
Current Assets
Cash	$325,392	$340,447
Accounts receivable	222,358	279,824
Inventory	178,814	213,143
Insurance claim	-	300,000
Prepaid expense	11,000	20,865
Total Current Assets	737,564	1,154,279
Fixed Assets
Equipment and leasehold improvements net of depreciation	469,039	177,591
Total Fixed Assets	469,039	177,591
Other Assets
Deposits	135,000	221,000
Deferred tax assets	8,750	87,942
Total Other Assets	143,750	308,942

Total Assets	$1,350,353	$1,640,812

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	171,081	250,074
Accrued expense	-	23,591
Accrued interest	7,754	1,579
Accrued Salary	4,730	-
Refundable deposits	107,574	120,613
Current deferred tax liability	8,750	87,942
Lease payable	-	26,670
Auto loan – current portion	4,672	-
Notes payable – current portion	75,199	7,941
Notes payable to related party	108,000	18,000
Total Current Liabilities	487,760	536,410

Long Term Liabilities
Auto loan- long term portion	5,419	-
Notes payable – long term portion	106,693	-
Convertible notes payable to related party	100,000	100,000
Total Liabilities	699,872	636,410

Stockholders' Equity
Preferred Stock, authorized 10,000,000 shares, series A, $0.0001 par value,0 issued and outstanding as of December 30, 2015 and 0 issued and outstanding as of December 31, 2014 respectively	-	-
Common Stock, authorized 100,000,000 shares, $0.0001 par value, 4,469,863 issued and outstanding as of December 31, 2015 and 4,884,624 shares issued and outstanding as of December 31, 2014, respectively	447	488
Additional Paid in Capital	2,084,345	2,084,304
Accumulated Deficit	(1,434,311)	(1,080,390)
Total Stockholders' Equity	650,481	1,004,402
Total Liabilities and Stockholders' Equity	$1,350,353	$1,640,812

The accompanying notes are an integral part of these financial statements.

F-4

EVANS BREWING COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended	For the Year Ended
	December 31,	December 31,
	2015	2014

Sales- net	$1,952,301	$2,033,072
Cost of sales	1,456,612	1,440,538
Gross Profit	495,689	592,534

Operating expenses
Professional services	335,971	126,827
Stock based compensation	-	3,600
Administrative salaries	116,375	210,621
Selling expense	261,680	150,408
General and administrative expense	135,801	285,566
Total Operating Expenses	849,827	777,022

(Loss) from continuing operations	(354,138	(184,488)

Other Income (Expense)
Interest expense	(12,197)	(1,928)
Loss on prior year write-off	3,996	(1,375)
Other income	22,411	333,834
Total other income (expenses)	14,210	330,531

Net (loss) before income taxes	(339,928)	146,043

Income taxes	13,995	25,395
Net (Loss)	$(353,923)	$120,648

Earnings (loss) per share;
Basic	$(0.08)	$0.01

Weighted average number of shares outstanding	4,469,863	9,973,587

The accompanying notes are an integral part of these consolidated financial statements.

F-5

EVANS BREWING COMPANY, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Retained	Stockholders
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, December 31,2013	-	$-	11,005,732	1,100	1,814,403	(1,201,036)	614,467

Cash contribution	-	-	-	-	3,050	-	3,050
Stock cancellation			(9,600,000)	(960)	960	-	-
Stock issued for services	-	-	36,000	4	3,596	-	3,600
Stock based compensation		-	68,703	7	32,907	-	32,977
Issuance of stock	-	-	3,374,189	337	229,325	-	229,662
Net loss for period ending December 31, 2014	-	-	-	-	-	120,648	120,648
Balance, December 31, 2014	-	$-	4,884,624	$488	$2,084,304	$(1,080,388)	$1,004,404

Shares unclaimed and canceled	-	-	(414,761)	(41)	41	-	-
Net Loss for period ending December 31, 2015	-	-	-	-	-	(353,923)	(353,923)
Balance, December 31, 2015	-	-	4,469,863	447	2,084,345	(1,434,311	650,481

The accompanying notes are an integral part of these consolidated financial statements.

F-6

EVANS BREWING COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended	For the Year Ended
	December 31,	December 31,
	2015	2014
Cash Flows from Operating Activities:
Net Loss	$(353,923)	$120,648
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	-	36,577
Shareholder service contribution	-	3,050
Insurance claim receivable	300,000	(300,000)
Deposits	86,000	-
Loss on sale of asset	-	1,375
Deferred taxes	-	21,084
Depreciation and amortization	46,396	189,498
Changes in Operating Assets and Liabilities:
(Increase) Decrease in prepaid expense	9,865	(14,433)
(increase) Decrease in inventory	34,329	95,275
(Increase) Decrease in accounts receivable	57,466	(31,557)
Increase (decrease) in refundable deposits	(13,039)	4,129
Increase (decrease) in accounts payable	(78,991)	5,720
Increase (decrease) in accrued expenses	(12,686)	16,193
Net Cash Used by Operating Activities	75,417	147,559

Cash Flows from Investing Activities:
Cash acquired in acquisition of Evans California	-	37,094
Proceeds from disposal of property	-	28,000
Purchase of fixed assets	(337,844)	(170,377)
Net Cash used in Investing Activities	(337,844)	(105,283)

Cash Flows from Financing Activities:
Payment on notes payable	-	(71,471)
Payment on lease	(26,670)	(160,020)
Proceeds from note payable	184,042	17,500
Proceeds from loan payable- related party	90,000	100,000
Net Cash Provided by Financing Activities	247,372	(113,991)

Net Increase (Decrease) in Cash	(15,055)	(71,715)
Cash at Beginning of Period	340,447	412,162
Cash at End of Period	$325,392	$340,447

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Income Taxes	$18,914	$25,395
Interest expense	7,363	-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Due to related party	$-	$500

The accompanying notes are an integral part of these consolidated financial statements.

F-7

EVANS BREWING COMPANY, INC.

(Formerly ALPINE 3, INC.)

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2015 AND DECEMBER 31, 2014

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Evans Brewing Company Inc. (formerly ALPINE 3 Inc.) (“EBC” or the “Company”) was incorporated under the laws of the State of Delaware on June 18, 2013. Alpine 3 Inc. was set up to serve as a vehicle to effect an asset acquisition, merger, exchange of capital stock, or other business combination with a domestic or foreign business. Alpine 3 did not undertake any effort to cause a market to develop in its securities, either debt or equity, before it successfully concluded a business combination. On April 4, 2014, The Michael J. Rapport Trust (the “Trust”) purchased 10,000,000 shares of common stock, which was all of the outstanding shares of Alpine 3, from the founder of Alpine 3, and changed the name to Evans Brewing Company Inc. on May 29, 2014. On October 9, 2014, the Trust agreed to the cancellation of 9,600,000 of the shares of common stock that it had acquired and retained 400,000 shares of common stock.

On October 15, 2014, the Company entered into an Asset Purchase and Share Exchange Agreement (the “Agreement”) with Bayhawk Ales, Inc., a Delaware corporation (“Bayhawk”), subject to receiving approval of the independent Bayhawk shareholders who vote on the transaction. On September 17, 2015, the independent Bayhawk shareholders approved the agreement by a vote of 251,212 shares for and 1,600 shares against. As such, Bayhawk sold to EBC, and EBC purchased from Bayhawk, assets of Bayhawk, including but not limited to: (A) all assets, including personal property, intellectual property, inventory, contracts, websites, documents, and all other assets however delineated relating to the Bayhawk Ales label (as defined in the Agreement and discussed in more detail below); and (B) all assets, including personal property, intellectual property, inventory, contracts, websites, documents, and all other assets however delineated relating to the Evans Brands (as defined in the Agreement and discussed in more detail below) (collectively, the “Transferred Assets”). Bayhawk retained ownership of 100% of the stock in Evans Brewing Co (CA) (“Evans Brewing California”) which has the brewers license at City Brewery in Lacrosse, WI (where the non-craft brands will be brewed, with the balance of the craft brands being brewed in Irvine, California). Based on the affirmative vote by the independent Bayhawk shareholders to approve the Asset Purchase transaction, EBC proceeded with the share exchange and tender offer to the Bayhawk shareholders, pursuant to which EBC offered to exchange shares of EBC common stock for shares of Bayhawk common stock, on a one-for-one basis (the “Exchange Offer”). Bayhawk shareholders had until December 2, 2015, to tender their Bayhawk shares in the share exchange. Bayhawk shareholders also had until December 2, 2015, to rescind the exchange of shares. There also was no minimum number of shares of Bayhawk common stock that must be tendered for the Exchange Offer to close. At the close of the share exchange on December 2, 2015, Premier Stock Transfer accepted on behalf of EBC 4,033,863 Bayhawk shares and issued 4,033,863 shares of EBC common stock upon the terms and subject to the conditions set forth in the Asset Purchase and Share Exchange Agreement by and between EBC and Bayhawk, dated October 15, 2014, as amended (the “Asset Purchase Agreement”). EBC filed a copy of the Asset Purchase Agreement as an annex to a combination registration statement and proxy statement on Form S-4. The Bayhawk shares were validly tendered pursuant to the Exchange Offer and not withdrawn. The asset purchase and share exchange will be treated as business combination as both companies are controlled by the same management.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

This summary of accounting policies for EBC is presented to assist in understanding the Company’s financial statements. The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“U.S. GAAP”) and have been consistently applied in the preparation of the financial statements.

F-8

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements. Actual results could differ from those estimates. Estimates are used when accounting for allowances for bad debts, collectability of accounts receivable, amounts due to service providers, depreciation and litigation contingencies, among others.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes. The Company had no cash equivalents as of December 31, 2015 and 2014.

Accounts Receivable

Accounts receivable are customer obligations due under normal trade terms. EBC performs continuing credit evaluations of customers and allowances are maintained for potential credit losses. EBC determined an allowance for doubtful accounts of $6,950 at December 31, 2015 and $11,966 for December 31, 2014, to be appropriate.

Inventories

Inventories are valued at the lower of cost or market. EBC regularly reviews its inventories for the presence of obsolete product attributed to age, seasonality, and quality and reduces its cost basis when its review indicates a reduction in utility below the inventory's carrying value. Inventories consisted of the following at December 31, 2015 and 2014:

	2015	2014
Raw materials	$43,117	$44,346
Work in process	36,861	48,781
Finished goods	92,790	132,942
Keg inventory	22,546	3,584
Less: reserve for obsolete inventory	(16,500)	(16,500)

Total Inventory	$178,814	$213,143

Insurance Claim Receivable

During the year ended December 31, 2014, a fire in the California brewery occurred resulting in a short-term stoppage in operations, lost profits, and direct repair expenses.  Bayhawk was insured for these losses and estimated an insurance claim receivable earned as of December 31, 2014, of $300,000. Bayhawk received a payment of $25,000 from its insurance carrier as an advance on the insurance claim during the year ended December 31, 2014. The insurance claim receivable and payment from its insurance carrier is reflected in other income (expense) in the accompanying statement of operations. During the fiscal year ended December 31, 2015, the Company was paid $322, 410 on the claim. The claim receivable was offset and the additional funds of $22,410 were recorded as other income.

Deposits

For the year ended December 31, 2015, EBC had a can deposit of $135,000 with a third-party that cans its product. In the fiscal year ended December 31, 2014 EBC had a fully refundable deposits of $86,000 related to the keg lease referenced in Note 4 in addition to the can deposit of $135,000, In the year ended December 31, 2015, the Company purchased the kegs from the leasing company, applying the deposit amount of $86,000 to the purchase of the kegs. As of December 31, 2015 and 2014, deposits aggregated $135,000, and $221,000, respectively.

F-9

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed by using the straight-line method over the estimated useful lives:

Building improvements	20 years
Leasehold improvements	10 years
Brewery equipment	3 - 20 years
Furniture and fixtures	5 years
Software	3 years
Vehicles	5 - 10 years

EBC capitalizes significant capital expenditures. Ordinary maintenance and repairs are charged to operations as expenses when incurred. When assets are sold or retired, the costs and related accumulated depreciation and amortization are removed from the accounts, and any resulting gain or loss is included in the income. For the year ended December 31, 2014, depreciation expense includes the depreciation of assets held under capital leases. The Company bought out the lease during the year ended December 31, 2015, and is depreciating the asset over a longer period of time. Total depreciation expense for the years ended December 31, 2015 and 2014, was $46,613 and $189,498, respectively.

Impairment of long-lived assets

EBC evaluates its long-lived assets by measuring the carrying amount of the asset against the estimated undiscounted future cash flows associated with them. At the time such evaluations indicate that the future undiscounted cash flows of certain long lived assets are not sufficient to recover the carrying value of such assets, the assets are adjusted to their fair values. No adjustment to the carrying value of the assets has been made.

Accounts Payable

Accounts payable consists of unpaid expenses incurred in the normal course of business.

Refundable deposits

EBC distributes its draft beer in kegs that are owned by the Company. When a draft beer is shipped to the customer, the Company collects a refundable deposit and records a liability. Upon return of the keg, the deposit is refunded to the customer and the liability is reduced. As of December 31, 2015 and 2014, EBC had refundable deposits in the amounts of $107,574 and $120,613, respectively. EBC accounts for the loss, breakage, and deterioration of the kegs by crediting the customer’s deposits. The deposit approximates EBC’s cost of the keg. Any additional cost incurred for the loss, breakage, or deterioration of the kegs is then billed to the customer. Management periodically reviews its refundable deposits for any loss allowance on loss, breakage, or deterioration and has determined that no allowance was necessary as of December 31, 2015 and 2014.

Lease Accounting

The EBC lease that was in place in 2014 was accounted for under the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 840, Leases. Minimum base rent for operating leases, which generally have escalating rentals over the terms of the leases, are recorded on a straight-line basis over the initial lease term and those renewal periods that are reasonably assured. As of December 31, 2014, there was no liability for deferred rent. The leased equipment under capital leases expired in 2015, and the Company purchased the asset. The assets and liabilities under capital leases were recorded at the lower of the present value of the minimum lease payments or the fair value of the assets. The assets were amortized over the lower of their related lease terms or their estimated productive lives. Amortization of assets under capital leases is included in depreciation expense for 2014.

Revenue Recognition

Revenue from product sales, are recognized when the products are picked up by individual customers or shipped to wholesale customers. The following criteria are met before revenue is recognized: persuasive evidence of an arrangement exists, shipment of product or pickup has occurred, selling price is fixed or determinable and collection is reasonably assured. Product returns are allowed, but are rare according to historical records for past years. EBC continuously monitors and evaluates product returns. There was no allowance for product returns as of December 31, 2015 and 2014.

F-10

Sales Tax

EBC excludes from its sales all sales taxes assessed to its customers. Sales taxes assessed are recorded as accrued liabilities on the balance sheet until remitted to the state agencies.

Excise Tax

The federal government levies excise taxes on the sale of alcoholic beverages, including beer. For brewers producing fewer than two million barrels of beer per calendar year, the federal excise tax is $7 per barrel on the first 60,000 barrels of beer removed for consumption or sale during the calendar year. The state of California imposes excise taxes on the sale and distribution of beer at a rate of $0.20 per gallon. Excise taxes due to federal and state agencies are not collected from customers. For the years ended December 31, 2015 and 2014, excise taxes amounted to approximately $71,534 and $99,000, respectively, which is treated as a Cost of Goods sold.

Uncertain Tax Positions

EBC utilizes the asset and liability method of accounting for income taxes in accordance with the provisions of the “Expenses – Income Taxes Topic” of the FASB ASC. Under the asset and liability method, deferred income tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The Company considers certain tax planning strategies in its assessment as to the recoverability of its tax assets. Deferred income tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in earnings in the period that the tax rate changes. EBC recognizes, in its financial statements, the impact of a tax position, if that position is more likely than not to be sustained on audit, based on technical merits of the position. There are no material unrecognized tax positions in the financial statements.

EBC accounts for uncertain tax positions in accordance with FASB ASC 740 (formerly Financial Accounting Standards Boards Interpretation No. 48, Accounting for Uncertainty in Income Taxes an interpretation of FASB Statement No. 109). FASB ASC 740 prescribes a recognition threshold and measurement process for financial statement recognition of uncertain tax positions taken or expected to be taken in a tax return. The interpretation also provides guidance on recognition, derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company adopted the provisions of FASB ASC 740 and there was no impact on total liabilities or stockholder's equity as a result of the adoption of FASB ASC 740.

For federal tax purposes the Company’s 2012 through 2015 tax years remain open for examination by the tax authorities under normal three-year statute of limitations. Generally, for state tax purposes, the Company’s 2011 through 2015 tax years remain open for examination by the tax authorities under a four-year statute of limitations

Fair Value of Financial Instruments

Fair value of certain of the Company’s financial instruments including cash, account payable, accrued expenses, notes payables, and other accrued liabilities approximate cost because of their short maturities. The Company measures and reports fair value in accordance with ASC 820, “Fair Value Measurements and Disclosure” defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value investments.

F-11

Fair value, as defined in ASC 820, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value of an asset should reflect its highest and best use by market participants, principal (or most advantageous) markets, and an in-use or an in-exchange valuation premise. The fair value of a liability should reflect the risk of nonperformance, which includes, among other things, the Company’s credit risk.

Valuation techniques are generally classified into three categories: the market approach; the income approach; and the cost approach. The selection and application of one or more of the techniques may require significant judgment and are primarily dependent upon the characteristics of the asset or liability, and the quality and availability of inputs. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. ASC 820 also provides fair value hierarchy for inputs and resulting measurement as follows:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities; The Company values it’s available for sale securities using Level 1.

Level 2: Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3: Unobservable inputs for the asset or liability that are supported by little or no market activity and that are significant to the fair values.

Fair value measurements are required to be disclosed by the Level within the fair value hierarchy in which the fair value measurements in their entirety fall. Fair value measurements using significant unobservable inputs (in Level 3 measurements) are subject to expanded disclosure requirements including a reconciliation of the beginning and ending balances, separately presenting changes during the period attributable to the following: (i) total gains or losses for the period (realized and unrealized), segregating those gains or losses included in earnings, and a description of where those gains or losses included in earning are reported in the statement of income.

Basic Loss Per Share

Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

The Company has no dilutive debt instruments.

New Authoritative Accounting Guidance

The FASB issued ASU 2015-11 in July, 2015, to provide guidance on how an entity should measure inventory within the scope of this Update at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. The amendments in this Update more closely align the measurement of inventory in GAAP with the measurement of inventory in International Financial Reporting Standards (IFRS). For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. For all other entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. The amendments in this Update should be applied prospectively with earlier application permitted as of the beginning of an interim or annual reporting period.

The FASB issued ASU 2014-15 on August 27, 2014, providing guidance on determining when and how to disclose going-concern uncertainties in the financial statements. The new standard requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued. An entity must provide certain disclosures if “conditions or events raise substantial doubt about [the] entity’s ability to continue as a going concern.” The ASU applies to all entities and is effective for annual periods ending after December 15, 2016, and interim periods thereafter, with early adoption permitted.

The Company has implemented all new accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

F-12

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2015 and 2014:

	2015	2014

Brewery machinery and equipment	$731,883	$730,683
Keg asset	311,596	-
Capitalized keg lease	-	480,060
Software	4,320	-
Vehicles	59,399	12,000

	1,107,198	1,222,743

Accumulated depreciation	(638,159)	(1,045,153)

Property and equipment, net	$468,039	$177,590

NOTE 4 - CAPITAL LEASE PAYABLE

Capital lease payable consists of the following at June 30, 2015, and December 31, 2014:

	2015	2014
Capital lease payable for the acquisition of 4,300 kegs with monthly obligations of $13,335 from March 2012 through February 2015. The Company purchased the kegs during the six months ended June 30, 2015, and no longer has a lease obligation.	$-	$26,670

Current portion	-	(26,670)

Long-term portion	$-	$-

The equipment held through capital lease agreements at December 31, 2015, and December 31, 2014 are as follows:

	2015	2014
Costs included in brewing equipment	$-	$480,060
Less: accumulated depreciation	-	(453,390)

Net book value	$-	$26,670

NOTE 5 - NOTE PAYABLE

Note payable balance as of December 31, 2015, was $181,892, with $75,199 being the current obligation and $106,693 being the long term obligation. The balance as of December 31, 2014, was $7,941 which was paid during the current quarter. The breakdown of the notes is as follows:

	2015	2014
Note payable for the acquisition of certain tangible and intangible assets of Pig's Eye Brewery with monthly obligations of $7,941 from September 15, 2013 through January 15, 2015. The balance of the note was paid in the quarter ended June 30, 2015.	$-	$7,941
Note payable for the acquisition of 4300 kegs with the monthly principal obligation of $6,267	$181,892	$-

F-13

NOTE 6 - NOTES PAYABLE- RELATED PARTY

On July 21, 2014, Michael J. Rapport, the Chief Executive Officer, sole director, and controlling shareholder of the Company, advanced the Company a $100,000 long term unsecured loan with a 1.5% interest rate per annum, due no later than July 21, 2017. The loan is convertible into common shares of the Company at any time after the second year’s anniversary at a price based upon either: a) The price of its most recent private placement offering, closest to the time of conversion; or b) if the Company’s common stock is then publicly-traded, the bid price of its common stock on the closing day of the conversion. For the period ended December 31, 2015, the Company accrued $1,500 of interest on this note. For the year ended December 31, 2014, the Company accrued $670 on this same note, which brings the total interest accrued on the note to $2,170 as of December 31, 2015. The accrued amount is included in accounts payable and accrued liabilities on the balance sheet. All interest is due no later than July 21, 2017.

Michael J. Rapport also advanced the Company $10,000 on April 21, 2014; $8,000 on June 13, 2014; $20,000 on June 2, 2015; $30,000 on July 2, 2015; and $40,000 on August 25, 2015. All of these payments are secured by 8% interest bearing notes that are due on April 21, 2015, June 13, 2015, June 2, 2016, July 2, 2016, and August 25, 2016, respectively. For the period ended December 31, 2015, the Company accrued a total of $4,675 interest for the notes. For December 31, 2014, the Company accrued $909 of interest on the notes. The total interest accrued on the notes as of December 31, 2015, is $5,584.

The notes that matured and became past due on April 21, 2015, and June 13, 2015, are scheduled to be paid by the end of June 2016, with proceeds from expected earnings. Mr. Rapport agreed to the extension of the maturity dates of the April 21 and June 13 notes.

Accrued Interest

For the year ended December 31, 2015, the Company accrued interest of $6,175 on the six notes due to Mr. Rapport. For the year ended December 31, 2014, the Company accrued interest of $1,579 pertainingto the same notes due to Mr. Rapport. The total interest accrued for the six notes $7,754 as of the period ending December 31, 2015.

NOTE 7 - RELATED PARTY TRANSACTIONS

During the year ended December 31, 2014, the Company incurred $20,255 for advisory services and SEC filing services, that were paid to Tech Associates, Inc., a company controlled by Richard Chiang, a director of the Company. The Company also compensated Tech Associates, Inc. with 30,000 shares of common stock during the year ended December 31, 2014. Tech Associates, Inc. incurred $2,833 for advisory services in the fiscal year ended December 31, 2013.

NOTE 8 - STOCKHOLDERS’ EQUITY

Preferred Stock

Preferred Stock – During the fiscal year ended December 31, 2015, the Company amended the certificate of incorporation and the Company is now authorized to issue 10,000,000 shares of $.0001 par value preferred stock. As of December 31, 2014, the Company was authorized to issue 5,000,000 shares of $.0001 par value preferred stock. No shares of preferred stock had been issued.

Common Stock

Common Stock – The Company is authorized to issue 100,000,000 shares of $.0001 par value common stock. As of December 31, 2015, and December 31, 2014, there are 4,469,863 and 4,884,624 shares issued and outstanding, respectively.

F-14

Upon formation of the Company on June 18, 2013, the Board of Directors issued 10,000,000 shares of common stock for $1,000 in services to the founding shareholder of the Company. In addition, the founding shareholder made a contribution of $3,050 in 2014 to the Company, which are recorded as additional paid-in capital.

On April 4 2014, the founding shareholder entered into a Share Purchase Agreement pursuant to which he sold an aggregate of 10,000,000 shares of EBC’s common stock to The Michael J. Rapport Trust (the “Trust”) for a purchase price of $40,000. Pursuant to the Share Purchase Agreement, The Trust became the sole shareholder of EBC, owning 100% of the issued and outstanding shares of EBC’s common stock. On September 22, 2014, the Company cancelled 9,600,000 shares of common stock for no consideration. On September 23, 2014, the Company issued 6,000 shares of common stock to directors of the Company for services valued at $600 ($0.10 per share). On September 23, 2014, the Company issued 30,000 shares of common stock for services to Tech Associates Inc., a company controlled by Richard Chiang, a director of the Company, valued at $3,000 ($0.10 per share) bringing the total shares outstanding to 436,000 shares of common.

Based on the completion of the asset purchase agreement and share exchange agreement by and between EBC and Bayhawk, on December 2, 2015, Globex Stock Transfer accepted on behalf of EBC 4,033,863 Bayhawk shares and issued 4,033,863 shares of EBC common stock upon the terms and subject to the conditions set forth in the Asset Purchase and Share Exchange Agreement by and between EBC and Bayhawk, dated October 15, 2014, as amended (the “Asset Purchase Agreement”). EBC filed a copy of the Asset Purchase Agreement as an annex to a combination registration statement and proxy statement on Form S-4. The Bayhawk shares were validly tendered pursuant to the Exchange Offer and not withdrawn.

The 4,033,863 shares exchanged per the agreement along with the 436,000 shares that Evans Brewing Company held brings the total outstanding to 4,469,863. Bayhawk had a total of 4,884,624 shares of its common stock outstanding as of December 31, 2014, and as of the closing of the Share Exchange, but 414,761 shares were not tendered in the Share Exchange, so the total shares outstanding shares of EBC common stock at December 31, 2015, was 4,469,863.

NOTE 9 - EARNINGS PER SHARE

Basic net income (loss) per share was computed using the weighted-average number of shares of common stock outstanding during the period. The following summarized the earnings per share:

	December 31, 2015	December 31, 2014
Weighted average number of shares	4,469,863	9,973,587

Net income (loss)	$(353,923)	$120,648

Net income (loss) per share	$(0.08)	$0.01

NOTE 10 - INCOME TAXES

The provision for income taxes consists of the following for the year ended December 31,

	2015	2014
Federal income tax at U.S statutory rate (34%) and (25%)	$(120,334)	$56,644
State income tax	4,311	4,311
Add: change in valuation allowance	102,028	(35,560)

Total current deferred tax asset (liability)	$13,995	25,395

F-15

Deferred income taxes consist of the following for the year ended December 31,

	2015	2014
Bad debt provision	$4,767	$3,785
Reserve for obsolete inventory	3,983	3,163
Insurance claim receivable	-	(94,890)

Total current deferred tax asset (liability)	$8,750	$(87,942)

Net operating loss	$(111,725)	$103,125
Depreciation	(61)	559
(Valuation allowance)	103,035	(15,742)

Total long-term deferred tax asset (liability)	$(8,750)	$87,942

Deferred income taxes are provided for the temporary differences between the carrying values of the Company’s assets and liabilities for financial reporting purposes and their corresponding income tax basis. The temporary differences give rise to either a deferred tax asset or liability in the consolidated financial statements, which is computed by applying current statutory tax rates to taxable and deductible temporary differences based upon the classification (i.e. current or non-current) of the asset or liability in the consolidated financial statements which relates to the particular temporary difference. Deferred taxes related to differences which are not attributable to a specific asset or liability are classified in accordance with the future period in which they are expected to reverse and be recognized for income tax purposes. The long-term deferred tax assets are fully valued as of December 31, 2015.

As of December 31, 2015 and 2014, the components of the Company’s deferred tax assets and liabilities primarily consist of temporary differences attributable to differing methods of depreciation, insurance claim receivables, net operating losses, allowances for obsolete inventory, and reserves for bad debt.

EBC’s management decided to use a federal rate of 34% so as to not overstate the deferred tax asset created from the significant federal net operating losses.  This is also consistent with EBC’s prior year treatment to not overstate the deferred tax asset where the Company used a 25% tax rate. As of December 31, 2014, the Company had gross net operating losses of more than $380,000 and state net operating losses of more than $112,000.  Also, in the year ended December 31, 2014, EBC had a profit of $146,043 but this included $300,000 for a claim receivable that is not taxable income. As such, excluding the $300,000, the Company had a net operating loss of $153,957 for the year ended December 31, 2014, which further adds to the net operating losses.

EBC’s management used 34% and 25% rate to calculate the deferred tax assets and the current tax provision.  Because of the startup costs of EBC and the net operating losses earned by Bayhawk during the first few years in operation, the Company has had to pay very little federal income tax.  In 2014 the Company paid no federal income tax and will have no tax obligation for 2015 as well.  EBC management expects that the Company will not pay any federal income tax in 2016 as well, due to its significant net operating losses.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company operates out of three buildings in Irvine, California, and Santa Ana, California, under non-cancelable leases expiring between July 31, 2016, and January 31, 2019.

Total lease expense paid during the year ended December 31, 2015 and the year ended December 31, 2014, was $83,161 and $80,657, respectively.

F-16

Minimum future lease payments are as follows:

2016	83,161
2017	33,889
2018	33,889
2019	2,824

$153,763

Notes payable commitment:

The Company purchased 4300 kegs that it had previously leased on a note payable with City National Bank.

Minimum future payments for keg assets note are as follows:

2016	75,360
2017	75,199
2018	31,333

$181,892

The Company purchased a truck for the business that was financed through an auto loan with Ford Motors financing.

Minimum future payments for the auto loan are as follows:

2016	4,672
2017	4,672
2018	747

$10,091

Litigation

The Company may be subject to legal proceedings and claims which arise in the ordinary course of business. In the opinion of management the ultimate outcome of the claims and litigation, if any, will not have a material adverse effect on the Company’s financial position.

F-17

NOTE 12 - CONCENTRATIONS

Cash

The Company maintains cash balances at financial institutions insured by the Federal Deposit Insurance Corporation (FDIC). The FDIC insures cash balances up to $250,000 per institution. As of December 31, 2015, the Company had no bank account that exceeded the insured amount. The Company normally has no problem with uninsured balances as its deposits are separated across financial institutions.

Accounts Receivable

At December 31, 2015, three customers accounted for approximately 54%, 16%, and 12%, respectively, of the Company’s accounts receivable. At December 31, 2014, three customers accounted for approximately 26%, 20%, and 12%, respectively, of the Company's accounts receivable.

Accounts Payable

At December 31, 2015, three vendors accounted for approximately 57%, 9%, and 6%, respectively, of the Company’s accounts payable. At December 31, 2014, three vendors accounted for approximately 47%, 22% and 13%, respectively, of the Company's accounts payable. For the year ended December 31, 2015, two vendors accounted for approximately 69% and 13% of total purchases. For the year ended December 31, 2014, two vendors accounted for approximately 71% and 24% of total purchases.

Sales

For the year ended December 31, 2015, three customers accounted for approximately 34%, 25%, and 16%, respectively, of the Company’s sales. For year ended December 31, 2014, three customers accounted for approximately 53%, 15%, and 11%, respectively, of the Company's sales.

NOTE 13 - SUBSEQUENT EVENTS

Subsequent events have been evaluated through March 30, 2016, which is the date the financial statements were available to be issued.

1.	During the year ended December 31, 2015, the Company started the application process with FINRA to obtain its trading symbol and on February 24, 2016, FINRA assigned the Company ALES as its new trading symbol.

F-18

EVANS BREWING COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	Dec 31,
	2016	2015
ASSETS
Current Assets
Cash	$136,303	$325,392
Accounts receivable	166,795	222,358
Inventory	151,717	178,814
Prepaid expense	16,192	11,000
Total Current Assets	471,007	737,564
Fixed Assets
Equipment net of depreciation	464,566	469,039
Total Fixed Assets	464,566	469,039
Other Assets
Deposits	135,000	135,000
Deferred tax assets	9,341	8,750
Total Other Assets	144,341	143,750
Total Assets	$1,079,914	$1,350,353

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	163,880	171,081
Accrued interest	12,868	7,754
Accrued salary	10,513	4,730
Payable- credit cards	1,220	-
Refundable deposits	102,969	107,574
Auto loan- current portion	4,672	4,672
Notes payable- current portion	75,199	75,199
Notes payable- line of credit	15,000	-
Notes payable to related party	125,496	108,000
Total Current Liabilities	511,816	479,010

Long Term Liabilities
Auto loan- long term portion	3,083	5,419
Notes payable – long term portion	69,155	106,693
Convertible notes payable to related party	100,000	100,000
Deferred tax liability	9,341	8,750
Total Liabilities	693,395	699,872

Stockholders' Equity
Preferred Stock, authorized 10,000,000 shares, series A, $0.0001 par value,0 issued and outstanding as of June 30, 2016 and 0 issued and outstanding as of December 31, 2014 respectively	-	-
Common Stock, authorized 100,000,000 shares, $0.0001 par value, 4,558,463 issued and outstanding as of June 30, 2016 and 4,469,863 shares issued and outstanding as of December 31, 2015, respectively	456	447
Additional Paid in Capital	2,088,736	2,084,345
Accumulated Deficit	(1,702,673)	(1,434,311)
Total Stockholders' Equity	386,519	650,481
Total Liabilities and Stockholders' Equity	$1,079,914	$1,350,353

The accompanying notes are an integral part of these financial statements.

F-19

EVANS BREWING COMPANY, INC

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three	For the Three	For the Six	For the Six
	Months Ended	Months Ended	Months Ended	Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015

NET REVENUES	$383,927	$581,399	$841,224	$1,103,220
COST OF REVENUES	316,653	468,794	688,470	864,715
GROSS PROFIT	67,274	112,605	152,754	238,505

COSTS AND EXPENSES
Professional services	119,144	64,883	162,894	81,329
Administrative salaries	32,574	-	62,122	-
Selling expense	65,470	70,598	125,056	101,393
General and administrative expense	11,748	49,185	62,632	187,161
Total Operating Expenses	228,936	184,666	412,704	369,883

(Loss) from continuing operations	(161,662)	(72,061)	(259,950)	(131,378)

Other Income (Expense)
Other income (expense)	1,021	11,060	1,021	9,019
Interest expense	(4,708)	(1,809)	(9,432)	(2,534)
Total other income (expenses)	(3,687)	9,251	(8,411)	6,485

Net (loss) before income taxes	(165,350)	(62,810)	(268,362)	(124,893)

Income taxes	-	250	-	250
Net (Loss)	$(165,350)	$(63,060)	$(268,362)	$(125,143)

Earnings (loss) per share;
Basic	$(0.0365)	$(0.014)	$(0.0634)	$(0.028)

Weighted average number of shares outstanding	4,558,463	4,448,624	4,520,745	4,448,624

The accompanying notes are an integral part of these financial statements.

F-20

EVANS BREWING COMPANY, INC

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended	For the Six Months Ended
	June 30,	June 30,
	2016	2015
Cash Flows from Operating Activities:
Net Loss	$(268,362)	$(125,143)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	4,400	-
Insurance claim receivable	-	300,000
Depreciation and amortization	28,993	45,016
Changes in Operating Assets and Liabilities:
(Increase) Decrease in prepaid expense	(5,192)	14,133
(Increase) Decrease in prepaid deposits	-	85,500
(Increase) Decrease in inventory	27,097	9,325
(Increase) Decrease in accounts receivable	55,563	(155,371)
Increase (decrease) in refundable deposits	(4,605)	31,463
Increase (decrease) in accounts payable	(7,202)	(211,259)
Increase (decrease) in accrued expenses	12,117	2,228
Net Cash Used by Operating Activities	(157,190)	(4,108)

Cash Flows from Investing Activities:
Purchase of fixed assets	(24,520)	(355,694)
Net Cash used in Investing Activities	(24,520)	(355,694)

Cash Flows from Financing Activities:
Proceeds from notes payable	15,000	225,016
Proceeds from Notes payable- related party	17,496	20,000
Payment on notes payable	(39,875)	-
Net Cash Provided by Financing Activities	(7,379)	245,016

Net Increase (Decrease) in Cash	(189,089)	(114,786)
Cash at Beginning of Period	325,392	340,447
Cash at End of Period	$136,303	$225,661

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Income Taxes	$-	$250
Interest expense	9,432	2,534

NON-CASH INVESTING AND FINANCING ACTIVITIES:

The accompanying notes are an integral part of these financial statements.

F-21

EVANS BREWING COMPANY, INC

NOTES TO FINANCIAL STATEMENTS

AS OF JUNE 30, 2016 AND DECEMBER 31, 2015

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Evans Brewing Company Inc. (formerly ALPINE 3 Inc.) (“EBC” or the “Company”) was incorporated under the laws of the State of Delaware on June 18, 2013. Alpine 3 Inc. was set up to serve as a vehicle to effect an asset acquisition, merger, exchange of capital stock, or other business combination with a domestic or foreign business. Alpine 3 did not undertake any effort to cause a market to develop in its securities, either debt or equity, before it successfully concluded a business combination. On April 4, 2014, The Michael J. Rapport Trust (the “Trust”) purchased 10,000,000 shares of common stock, which was all of the outstanding shares of Alpine 3, from the founder of Alpine 3, and changed the name to Evans Brewing Company Inc. on May 29, 2014. On October 9, 2014, the Trust agreed to the cancellation of 9,600,000 of the shares of common stock that it had acquired and retained 400,000 shares of common stock.

On October 15, 2014, the Company entered into an Asset Purchase and Share Exchange Agreement (the “Agreement”) with Bayhawk Ales, Inc., a Delaware corporation (“Bayhawk”), subject to receiving approval of the independent Bayhawk shareholders who vote on the transaction. On September 17, 2015, the independent Bayhawk shareholders approved the agreement by a vote of 251,212 shares for and 1,600 shares against. As such, Bayhawk sold to EBC, and EBC purchased from Bayhawk, assets of Bayhawk, including but not limited to: (A) all assets, including personal property, intellectual property, inventory, contracts, websites, documents, and all other assets however delineated relating to the Bayhawk Ales label (as defined in the Agreement and discussed in more detail below); and (B) all assets, including personal property, intellectual property, inventory, contracts, websites, documents, and all other assets however delineated relating to the Evans Brands (as defined in the Agreement and discussed in more detail below) (collectively, the “Transferred Assets”). Bayhawk retained ownership of 100% of the stock in Evans Brewing Co (CA) (“Evans Brewing California”) which has the brewers license at City Brewery in Lacrosse, WI (where the non-craft brands will be brewed, with the balance of the craft brands being brewed in Irvine, California). Based on the affirmative vote by the independent Bayhawk shareholders to approve the Asset Purchase transaction, EBC proceeded with the share exchange and tender offer to the Bayhawk shareholders, pursuant to which EBC offered to exchange shares of EBC common stock for shares of Bayhawk common stock, on a one-for-one basis (the “Exchange Offer”). Bayhawk shareholders had until December 2, 2015, to tender their Bayhawk shares in the share exchange. Bayhawk shareholders also had until December 2, 2015, to rescind the exchange of shares. There also was no minimum number of shares of Bayhawk common stock that must be tendered for the Exchange Offer to close. At the close of the share exchange on December 2, 2015, Premier Stock Transfer accepted on behalf of EBC 4,033,863 Bayhawk shares and issued 4,033,863 shares of EBC common stock upon the terms and subject to the conditions set forth in the Asset Purchase and Share Exchange Agreement by and between EBC and Bayhawk, dated October 15, 2014, as amended (the “Asset Purchase Agreement”). EBC filed a copy of the Asset Purchase Agreement as an annex to a combination registration statement and proxy statement on Form S-4. The Bayhawk shares were validly tendered pursuant to the Exchange Offer and not withdrawn. The asset purchase and share exchange have been treated as business combination as both companies are controlled by the same management.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

This summary of accounting policies for EBC is presented to assist in understanding the Company’s financial statements. The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“U.S. GAAP”) and have been consistently applied in the preparation of the financial statements.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements. Actual results could differ from those estimates. Estimates are used when accounting for allowances for bad debts, collectability of accounts receivable, amounts due to service providers, depreciation and litigation contingencies, among others.

F-22

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes. The Company has no cash equivalents as of June 30, 2016 and December 31, 2015.

Accounts Receivable

Accounts receivable are customer obligations due under normal trade terms. EBC performs continuing credit evaluations of customers and allowances are maintained for potential credit losses. EBC determined an allowance for doubtful accounts of $6,950 at June 30, 2016 and for December 31, 2015, to be appropriate.

Inventories

Inventories are valued at the lower of cost or market. EBC regularly reviews its inventories for the presence of obsolete product attributed to age, seasonality, and quality and reduces its cost basis when its review indicates a reduction in utility below the inventory's carrying value. Inventories consisted of the following at June 30, 2016 and December 31, 2015:

	March 31,	Dec 31,
	2016	2015
Raw materials	$40,609	$43,117
Work in process	38,983	36,861
Finished goods	52,846	92,790
Packaging	18,282	-
Keg inventory	17,497	22,546
Less: reserve for obsolete inventory	(16,500)	(16,500)

Total Inventory	$151,717	$178,814

Deposits

For the six months ended June 30, 2016, EBC had a can deposit of $135,000 with a third-party that cans its product. As of December 31, 2015, The can deposit was also $135,000.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed by using the straight-line method over the estimated useful lives:

Building improvements	20 years
Leasehold improvements	10 years
Brewery equipment	3 - 20 years
Furniture and fixtures	5 years
Software	3 years
Vehicles	5 - 10 years

F-23

EBC capitalizes significant capital expenditures. Ordinary maintenance and repairs are charged to operations as expenses when incurred. When assets are sold or retired, the costs and related accumulated depreciation and amortization are removed from the accounts, and any resulting gain or loss is included in the income. Total depreciation expense for the six months ended June 30, 2016 and December 31, 2015, was $28,991 and $46,613, respectively.

Impairment of long-lived assets

EBC evaluates its long-lived assets by measuring the carrying amount of the asset against the estimated undiscounted future cash flows associated with them. At the time such evaluations indicate that the future undiscounted cash flows of certain long lived assets are not sufficient to recover the carrying value of such assets, the assets are adjusted to their fair values. No adjustment to the carrying value of the assets has been made.

Accounts Payable

Accounts payable consists of unpaid expenses incurred in the normal course of business.

Refundable deposits

EBC distributes its draft beer in kegs that are owned by the Company. When a draft beer is shipped to the customer, the Company collects a refundable deposit and records a liability. Upon return of the keg, the deposit is refunded to the customer and the liability is reduced. As of June 30, 2016 and December 31, 2015, EBC had refundable deposits in the amounts of $102,969 and $107,574, respectively. EBC accounts for the loss, breakage, and deterioration of the kegs by crediting the customer’s deposits. The deposit approximates EBC’s cost of the keg. Any additional cost incurred for the loss, breakage, or deterioration of the kegs is then billed to the customer. Management periodically reviews its refundable deposits for any loss allowance on loss, breakage, or deterioration and has determined that no allowance was necessary as of June 30, 2016 and December 31, 2015.

Revenue Recognition

Revenue from product sales, are recognized when the products are picked up by individual customers or shipped to wholesale customers. The following criteria are met before revenue is recognized: persuasive evidence of an arrangement exists, shipment of product or pickup has occurred, selling price is fixed or determinable and collection is reasonably assured. Product returns are allowed, but are rare according to historical records for past years. EBC continuously monitors and evaluates product returns. There was no allowance for product returns as of June 30, 2016, and December 31, 2015.

Sales Tax

EBC excludes from its sales all sales taxes assessed to its customers. Sales taxes assessed are recorded as accrued liabilities on the balance sheet until remitted to the state agencies.

Excise Tax

The federal government levies excise taxes on the sale of alcoholic beverages, including beer. For brewers producing fewer than two million barrels of beer per calendar year, the federal excise tax is $7 per barrel on the first 60,000 barrels of beer removed for consumption or sale during the calendar year. The state of California imposes excise taxes on the sale and distribution of beer at a rate of $0.20 per gallon. Excise taxes due to federal and state agencies are not collected from customers. For the six months ended June 30, 2016 and for the six months ended June 30, 2015, excise taxes amounted to approximately $47,263 and $57,132 respectively, which is treated as a Cost of Goods sold.

Uncertain Tax Positions

EBC utilizes the asset and liability method of accounting for income taxes in accordance with the provisions of the “Expenses – Income Taxes Topic” of the FASB ASC. Under the asset and liability method, deferred income tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The Company considers certain tax planning strategies in its assessment as to the recoverability of its tax assets. Deferred income tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in earnings in the period that the tax rate changes. EBC recognizes, in its financial statements, the impact of a tax position, if that position is more likely than not to be sustained on audit, based on technical merits of the position. There are no material unrecognized tax positions in the financial statements.

F-24

EBC accounts for uncertain tax positions in accordance with FASB ASC 740 (formerly Financial Accounting Standards Boards Interpretation No. 48, Accounting for Uncertainty in Income Taxes an interpretation of FASB Statement No. 109). FASB ASC 740 prescribes a recognition threshold and measurement process for financial statement recognition of uncertain tax positions taken or expected to be taken in a tax return. The interpretation also provides guidance on recognition, derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company adopted the provisions of FASB ASC 740 and there was no impact on total liabilities or stockholder's equity as a result of the adoption of FASB ASC 740.

For federal tax purposes the Company’s 2012 through 2015 tax years remain open for examination by the tax authorities under normal three-year statute of limitations. Generally, for state tax purposes, the Company’s 2011 through 2015 tax years remain open for examination by the tax authorities under a four-year statute of limitations

Fair Value of Financial Instruments

Fair value of certain of the Company’s financial instruments including cash, account payable, accrued expenses, notes payables, and other accrued liabilities approximate cost because of their short maturities. The Company measures and reports fair value in accordance with ASC 820, “Fair Value Measurements and Disclosures” which defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value investments.

Fair value, as defined in ASC 820, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value of an asset should reflect its highest and best use by market participants, principal (or most advantageous) markets, and an in-use or an in-exchange valuation premise. The fair value of a liability should reflect the risk of nonperformance, which includes, among other things, the Company’s credit risk.

Valuation techniques are generally classified into three categories: the market approach; the income approach; and the cost approach. The selection and application of one or more of the techniques may require significant judgment and are primarily dependent upon the characteristics of the asset or liability, and the quality and availability of inputs. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. ASC 820 also provides fair value hierarchy for inputs and resulting measurement as follows:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities.

Level 2: Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3: Unobservable inputs for the asset or liability that are supported by little or no market activity and that are significant to the fair values.

Fair value measurements are required to be disclosed by the Level within the fair value hierarchy in which the fair value measurements in their entirety fall. Fair value measurements using significant unobservable inputs (in Level 3 measurements) are subject to expanded disclosure requirements including a reconciliation of the beginning and ending balances, separately presenting changes during the period attributable to the following: (i) total gains or losses for the period (realized and unrealized), segregating those gains or losses included in earnings, and a description of where those gains or losses included in earning are reported in the statement of income.

Basic Loss Per Share

Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

F-25

The Company has no dilutive debt instruments.

New Authoritative Accounting Guidance

The FASB issued ASU 2015-11 in July, 2015, to provide guidance on how an entity should measure inventory within the scope of this Update at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. The amendments in this Update more closely align the measurement of inventory in GAAP with the measurement of inventory in International Financial Reporting Standards (IFRS). For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. For all other entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. The amendments in this Update should be applied prospectively with earlier application permitted as of the beginning of an interim or annual reporting period.

The Financial Accounting Standards Board (FASB) issued Accounting Standard Update (ASU) 2014-15 on August 27, 2014, providing guidance on determining when and how to disclose going-concern uncertainties in the financial statements. The new standard requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued. An entity must provide certain disclosures if “conditions or events raise substantial doubt about [the] entity’s ability to continue as a going concern.” The ASU applies to all entities and is effective for annual periods ending after December 15, 2016, and interim periods thereafter, with early adoption permitted.

The Company has implemented all new accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at June 30, 2016 and December 31, 2015:

	2016	2015

Brewery machinery and equipment	$752,180	$731,883
Keg asset	311,596	311,596
Office equipment	525	-
Software	4,320	4,320
Vehicles	63,097	59,399

	1,131,718	1,107,198

Accumulated depreciation	(667,152)	(638,159)

Property and equipment, net	$464,566	$469,039

NOTE 4 - NOTE PAYABLE

Note payable balance as of June 30, 2016, was $144,292 with $75,198 being the current amount due and $69,094 being the long term obligation. The note balance as of December 31, 2015, was $181,892, with $75,199 being the current obligation and $106,693 being the long term obligation. The breakdown of the notes for June 30, 2016, and December 31, 2015, is as follows:

	2016	2015
Note payable for the acquisition of 4300 kegs with the monthly principal payment amount due of $6,267	$144,353	$181,892

F-26

NOTE 5 - NOTES PAYABLE- RELATED PARTY

On July 21, 2014, Michael J. Rapport the Chief Executive Officer, sole director and controlling shareholder of the Company, advanced the Company a $100,000 long term unsecured loan with a 1.5% interest rate per annum, due no later than July 21, 2017. The loan is convertible into common shares of the Company at any time after the second year’s anniversary at a price based upon either: a) The price of its most recent private placement offering, closest to the time of conversion, b) If publicly-traded, then the bid price of its common stock on the closing day of the conversion. For the six months ended June 30, 2016, the Company accrued $748 of interest on this note. For the year ended December 31, 2015, the Company had a total accrual of 2,170 on this same note, which brings the total interest accrued on the note to $2,918 as of June 30, 2016.

Michael J. Rapport also advanced the Company $10,000 on April 21, 2014; $8,000 on June 13, 2014; $20,000 on June 2, 2015; $30,000 on July 2, 2015; and $40,000 on August 25, 2015, for a total amount advanced of $108,000. All of these payments are secured by 8% interest bearing notes that are due on April 21, 2015, June 13, 2015, June 2, 2016, July 2, 2016, and August 25, 2016, respectively. For the period ended June 30, 2016 the Company accrued $4,308 of interest for these notes. For the period ended December 31, 2015, the Company had an accrued balance of $5,584 interest for the notes due Mr. Rapport. This brings the total accrued interest due Mr. Rapport for these series of notes to $9,892.

As of June 30, 2016, four of the five notes totaling $108,000 were past due. Subsequent to the quarter ended June 30, 2016, on July 30, 2016, Michael J. Rapport exchanged the 5 notes, 4 of which were past due, for a single note. The 5 notes total $108,000 and are replaced by a single note for $118,603, which includes the original principal of $108,000 plus $10,603 of accrued interest. The new note has a term of one year and will bear interest at per annum rate of 6% instead of the 8% per annum rate on the old notes.

In addition to these notes Michael J. Rapport also paid for a new piece of equipment for the brewery in the amount of $17,496. A separate 8% interest bearing note was drawn up for this amount and interest of $58 was recorded as of the period ending June 30, 2016.

Accrued Interest

For the six months ended March 31, 2016, the Company accrued interest of $5,114 on the seven notes due to Michael J. Rapport. For the year ended December 31, 2015, the Company had an accrued interest balance of $7,754 pertaining to the same notes due to Michael J. Rapport. The total balance of the accrued interest for the seven notes is $12,868 as of the six months ended June 30, 2016.

NOTE 6 - RELATED PARTY TRANSACTIONS

During the six months ended June 30, 2016, the Company issued a note in the amount of $17,496 to Michael J. Rapport for equipment that he purchased for the brewery. This amount added to the existing notes of $208,000 held by Mr. Rapport brings the principal amount owed to $225,496. For the period ended December 31, 2015, the amount due Mr. Rapport for the outstanding notes was $208,000.

F-27

NOTE 7 - STOCKHOLDERS’ EQUITY

Preferred Stock

Preferred Stock – As of June 30, 2016, the Company is authorized to issue 10,000,000 shares of Preferred stock. The Company has not issued any shares of preferred stock and there are no shares of preferred outstanding as of June 30, 2016. During the fiscal year ended December 31, 2015, the Company amended the certificate of incorporation authorizing the Company to issue 10,000,000 shares of $.0001 par value preferred stock. No shares of preferred stock were issued as of December 31, 2015.

Common Stock

Common Stock - The Company is authorized to issue 100,000,000 shares of $.0001 par value common stock. During the six months ended June 30, 2016, the Company issued 88,000 shares as compensation plus had a share adjustment of 600 shares bringing the total of shares outstanding to 4,558,463 on June 30, 2016. The 600 share adjustment was made to bring the Company total in line with the executed share exchange. As of December 31, 2015, there were 4,469,863 shares issued and outstanding.

Upon formation of the Company on June 18, 2013, the Board of Directors issued 10,000,000 shares of common stock for $1,000 in services to the founding shareholder of the Company. In addition, the founding shareholder made a contribution of $3,050 in 2014 to the Company, which was recorded as additional paid-in capital.

On April 4 2014, the founding shareholder entered into a Share Purchase Agreement pursuant to which he sold an aggregate of 10,000,000 shares of EBC’s common stock to The Michael J. Rapport Trust (the “Trust”) for a purchase price of $40,000. Pursuant to the Share Purchase Agreement, The Trust became the sole shareholder of EBC, owning 100% of the issued and outstanding shares of EBC’s common stock. On September 22, 2014, the Company cancelled 9,600,000 shares of common stock for no consideration. On September 23, 2014, the Company issued 6,000 shares of common stock to directors of the Company for services valued at $600 ($0.10 per share). On September 23, 2014, the Company issued 30,000 shares of common stock for services to Tech Associates Inc., a company controlled by Richard Chiang, a director of the Company, valued at $3,000 ($0.10 per share) bringing the total shares outstanding to 436,000 shares of common.

Based on the completion of the asset purchase agreement and share exchange agreement by and between EBC and Bayhawk, on December 2, 2015, Premier Stock Transfer accepted on behalf of EBC 4,033,863 Bayhawk shares and issued 4,033,863 shares of EBC common stock upon the terms and subject to the conditions set forth in the Asset Purchase and Share Exchange Agreement by and between EBC and Bayhawk, dated October 15, 2014, as amended (the “Asset Purchase Agreement”). EBC filed a copy of the Asset Purchase Agreement as an annex to a combination registration statement and proxy statement on Form S-4. The Bayhawk shares were validly tendered pursuant to the Exchange Offer and not withdrawn.

The 4,033,863 shares exchanged per the agreement along with the 436,000 shares that Evans Brewing Company held brought the total outstanding to 4,469,863 as of December 31, 2015. Bayhawk had a total of 4,884,624 shares of its common stock outstanding as of December 31, 2014, and as of the closing of the Share Exchange, but 414,761 shares were not tendered in the Share Exchange, so the total shares outstanding shares of EBC common stock at December 31, 2015, was 4,469,863. During the six months ended June 30, 2016, an additional 88,600 shares were added bringing the current total to 4,558,463 shares of common stock outstanding.

NOTE 8 - EARNINGS PER SHARE

Basic net income (loss) per share was computed using the weighted-average number of shares of common stock outstanding during the period. The following summarized the earnings per share:

	June 30, 2016	June 30, 2015
Weighted average number of shares	4,520,745	4,448,624

Net income (loss)	$(268,362)	$(125,143)

Net income (loss) per share	$(0.06)	$(0.03)

F-28

NOTE 9 - INCOME TAXES

Deferred income taxes are provided for the temporary differences between the carrying values of the Company’s assets and liabilities for financial reporting purposes and their corresponding income tax basis. The temporary differences give rise to either a deferred tax asset or liability in the consolidated financial statements, which is computed by applying current statutory tax rates to taxable and deductible temporary differences based upon the classification (i.e. current or non-current) of the asset or liability in the consolidated financial statements which relates to the particular temporary difference. Deferred taxes related to differences which are not attributable to a specific asset or liability are classified in accordance with the future period in which they are expected to reverse and be recognized for income tax purposes. The long-term deferred tax assets are fully valued as of June 30, 2016, and December 31, 2015.

As of June 30, 2016, and December 31, 2015, the components of the Company’s deferred tax assets and liabilities primarily consist of temporary differences attributable to differing methods of depreciation, insurance claim receivables, net operating losses, allowances for obsolete inventory, and reserves for bad debt.

EBC’s management used 34% to calculate the deferred tax assets and the current tax provision.  Because of the startup costs of EBC and the net operating losses earned by Bayhawk during the first few years in operation, the Company has had to pay very little federal income tax.  In 2015 the Company paid no federal income tax but did pay $13,995 in State taxes. Most of this State tax was a prepayment and will come back to the Company in the form of a refund. The Company has booked a prepaid expense in the amount of $11,000 to account for this. The Company has not incurred a federal tax obligation as of the period ended June 30, 2016 and EBC management expects that the Company will not pay any federal income tax in 2016, due to its significant net operating losses.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company operates out of three buildings in Irvine, California, and Santa Ana, California, under non-cancelable leases expiring between July 31, 2016, and January 31, 2019.

Total lease expense paid during the quarter ended June 30, 2016 and the year ended December 31, 2015, was $41,580 and $83,161, respectively.

Minimum future lease payments are as follows:

2016	41,580
2017	33,889
2018	33,889
2019	2,824
$112,182

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Notes payable commitment:

The Company purchased 4300 kegs that it had previously leased on a note payable with City National Bank.

Minimum future payments for keg assets note are as follows:

2016	37,760
2017	75,199
2018	31,333
$144,292

The Company purchased a truck for the business that was financed through an auto loan with Ford Motors financing.

Minimum future payments for the auto loan are as follows:

2016	2,336
2017	4,672
2018	747
$7,755

Litigation

The Company may be subject to legal proceedings and claims which arise in the ordinary course of business. In the opinion of Company management the ultimate outcome of the claims and litigation, if any, will not have a material adverse effect on the Company’s financial position.

NOTE 11 - CONCENTRATIONS

Cash

The Company maintains cash balances at financial institutions insured by the Federal Deposit Insurance Corporation (FDIC). The FDIC insures cash balances up to $250,000 per institution. As of June 30, 2016, the Company had no bank account that exceeded the insured amount. The Company normally has no problem with uninsured balances as its deposits are separated across financial institutions.

Accounts Receivable

At June 30, 2016, three customers accounted for approximately 43%, 31%, and 10%, respectively, of the Company’s accounts receivable. At December 31, 2015, three customers accounted for approximately 54%, 16%, and 12%, respectively, of the Company's accounts receivable.

Accounts Payable

At June 30, 2016, six vendors accounted for approximately 15%, 12%, 10%, 9%, 6% and 6% respectively, of the Company’s accounts payable. At December 31, 2015, three vendors accounted for approximately 57%, 9% and 6%, respectively, of the Company's accounts payable. For the period ending June 30, 2016, two vendors accounted for approximately 66% and 14% of total purchases. For the year ended December 31, 201, two vendors accounted for approximately 69% and 13% of total purchases.

Sales

At June 30, 2016, three customers accounted for approximately 40%, 22%, and 18%, respectively, of the Company’s sales. For year ended December 31, 2015, three customers accounted for approximately 34%, 25%, and 16%, respectively, of the Company's sales.

NOTE 12 - SUBSEQUENT EVENT

Subsequent events have been evaluated through August 15, 2016, which is the date the financial statements were available to be issued.

1.	Subsequent to the quarter ended June 30, 2016, Evans Brewing Company, Inc. executed a note in favor of Michael J Rapport in connection with Mr. Rapport’s loan of $250,000 to the Company on July 27, 2016. The note is unsecured and bears interest at the rate of 4% per annum. The Company’s management currently intends that the Note will be repaid after sufficient funds are received in connection with the Company’s delivery of a put notice, and the closing of the Equity Purchase Agreement with Kodiak Capital Group, LLC. dated on June 24th, 2016.

2.	Subsequent to the quarter ended June 30, 2016, Evans Brewing Company, Inc. filed a FORM S-1 registration statement, wherein the Company registered 425,000 shares of Common Stock pursuant to the terms of the Equity Purchase Agreement with Kodiak Capital Group, LLC

3.

Subsequent to the quarter ended June 30, 2016, on July 30, 2016, Michael J. Rapport exchanged the 5 notes, 4 of which were past due, for a single note. The 5 notes total $108,000 and are replaced by a single note for $118,603, which includes the original principal of $108,000 plus $10,603 of accrued interest. The new note has a term of one year and will bear interest at per annum rate of 6% instead of the 8% per annum rate on the old notes.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OR PLAN OF OPERATION

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) is provided in addition to the accompanying financial statements and notes to assist readers in understanding our results of operations, financial condition and cash flows.

The various sections of this MD&A contain a number of forward-looking statements. Words such as “expects,” “goals,” “plans,” “believes,” “continues,” “may,” and variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Such statements are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this filing and particularly in the “Overview” and “Trends & Outlook” section. Our actual results may differ materially.

Overview and Highlights

Company Background

Evans Brewing Company Inc. (“EBC”), was incorporated under the laws of the State of Delaware on June 18, 2013, as ALPINE 3,Inc. On July 3, 2013, EBC filed a Registration Statement on Form 10 with the U.S. Securities and Exchange Commission (the “SEC”) to become a public company.

EBC was formed by Richard Chiang, who was the initial stockholder and the initial sole officer and director. On April 19, 2014, the Board of Director appointed Mr. Michael J. Rapport and Mr. Evan Rapport to the Board of Directors.

On April 4 2014, Mr. Chiang entered into a Share Purchase Agreement pursuant to which he sold an aggregate of 10,000,000 shares of EBC’s common stock to The Michael J. Rapport Trust (the “Trust”) for a purchase price of $40,000. Pursuant to the Share Purchase Agreement, the Trust became the sole shareholder of EBC, owning 100% of the issued and outstanding shares of EBC’s common stock.

Immediately following the closing of the Share Purchase Agreement transaction, Mr. Chiang tendered his resignation as EBC’s President, Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the Board of Directors. Michael J. Rapport, acting as a member of the Registrant’s Board of Directors, accepted Mr. Chiang’s resignation. The resignations were in connection with the consummation of the Share Purchase Agreement with the Trust, and were not the result of any disagreement with EBC on any matter relating to EBC’s operations, policies, or practices. Following Mr. Chiang’s resignations, Michael Rapport appointed himself as President, Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the Board of Directors of EBC. Michael Rapport also appointed Evan Rapport as to serve as EBC's Vice President. Biographical Information for Michael J. Rapport and for Evan Rapport is included below. Michael Rapport is the father of Evan Rapport.

Pursuant to negotiations between EBC’s management and the management of Bayhawk Ales Inc. (“Bayhawk”), EBC and Bayhawk determined to enter into an Asset Purchase and Share Exchange Agreement (the “Agreement”), subject to the approval by the stockholders of Bayhawk, as discussed herein. Pursuant to the Agreement, EBC acquired the assets and operations of Bayhawk, including the assets and operations Evans Brewing Company, a California corporation (“Evans Brewing California”), but not including the owners of the outstanding shares of Evans Brewing California common stock, which Bayhawk retained.. Bayhawk and EBC are under common control by our majority shareholder at the time of the share exchange and as a result the transaction will be accounted for as a business combination under common control, a method similar to the pooling-of-interest method ("Pooling-of-Interest"). EBC will be the operating entity going forward. The financial statements reflect the combined operations and combined history of both companies.

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Results of Operations for the six months ended June 30, 2016 and June 30, 2015.

Our operating results are summarized as follows:

	Six months ended June 30, 2016	Six months ended June 30, 2015
Revenue	$841,224	$1,103,220
Cost of sales	$688,470	$864,7151
Operating expenses	$412,126	$369,883
Other income (expenses)	$(8,411)	$6,485
Net income (loss)	$(268,362)	$(125,143)

Revenues

During the quarter ended June 30, 2016, the Company had sales of $383,927 compared to $581,399, for the quarter ended June 30, 2015. The decrease in sales for the current quarter compared to the quarter ended June 30, 2015 is due mainly to the fact that the Evans Brewing Company was not able to fulfill its normal Malt liquor sales for the month of June due to a lack of cans to package the malt liquor. The company that supplies the aluminum cans ran into a production problem and was not able to deliver the normal supply of cans that were needed to meet the production and sales needs of the Company in June. During the six months ended June 30, 2016, the Company had sales of $841,224 compared to sales of $1,103,220 for the six months ended June 30, 2015. The reason for the large decrease in sales again was due to the lack of cans available to package the Company’s malt liquor production to meet sales delivery requirements.

Operating Expenses

The operating expenses for the quarter ended June 30, 2016, were $228,939 compared to $184,666 for the quarter ended June 30, 2015. The increase in operating expenses for the quarter ended June 30, 2016, compared the quarter ended June 30, 2015, is due mainly to an increase in professional expenses of $54, 261. Most of the increase was attributable to costs associated with the annual shareholders meeting in June and legal expenses associated with filings and work associated with the raising of funds through an equity purchase agreement. The operating expenses for the six months ended June 30, 2016, were $412,704 compared to $369,883 for the six months ended June 30, 2015. The increase in expenses for the current six-month period compared to the same six-month period last year was aging due to the increase in professional expenses attributable to costs for the annual shareholders meeting and legal expenses associated with the raising of funds through an equity purchase agreement.

Net Loss from Operations:

The net loss from operations for the quarter ended June 30, 2016, was $161,662 compared to a net loss from operations of $72,061 for the quarter ended June 30, 2015. The increase in the net loss from operations for current quarter compared to the same quarter last year is due to a decrease in sales and an increase in professional expenses as outlined above. The net loss from operations for the six months ended June 30, 2016, was $259,950 compared to a net loss from operations of $131,378 for the same period last year. Again the increase in net loss from operations for this six month period ended on June 30, 2016, compared to the same period last year is due to a decrease in sales and an increase in professional services.

Interest Expense:

Interest expense for the quarter ended June 30, 2016, was $4,708, compared to $1,809 for the quarter ended June 30, 2015. The increase in interest expense for the current quarter compared to the same quarter last year is due to an increase in the total notes outstanding from a related party. Interest expense for the six months ended June 30, 2016, was $9,3432 compared to $2,534 for six months ended June 30, 2015. Again the increase in interest expense for the six-month period ended June 30, 2016, compared to the same six-month period last year is due to an increase in the amount of the notes payable held by a related party.

Other Income (Expense):

Other income for the three months ended June 30, 2016 was $1,021, compared to other income of $11,060 for the period ended June 30, 2015. The $11,060 of other income for the period ended June 30, 2015, was a one-time insurance payment in excess of the insurance claim recorded by the Company. Other Income for the six months ended June 30, 2016, was $1,021 compared to $9,019 for the six-month period ended June 30, 2015. Again it was the insurance payment offset by other expenses not attributable to operations.

Net Loss:

Net loss for the quarter ended June 30, 2016, is $165,350 compared to a loss of $62,810 for the quarter ended June 30, 2015. The increase in net operating loss for the quarter ended June 30, 2016, compared to the same period last year was due as noted above to mainly a decrease in sales and an increase in professional services. Net Loss for the six-month period ended June 30, 2016, is $268,362 compared to a loss of $124,893 for the six-month period ended June 30, 2015. Again this net loss for the current six-month period compared to the same period last year is mainly attributable to a decrease in sales and an increase in professional services as noted above.

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Liquidity and Capital Resources

Working Capital

	June 30, 2016	December 31, 2015
Current Assets	$471,007	$737,564
Current Liabilities	$511,816	$479,010
Working Capital	$(40,809)	$258,554

Cash Flows

	For the six months ended June 30, 2016	For the six months ended June 30, 2015
Cash used (in) by Operating Activities	$(157,190)	$(4,108)
Cash provided in Investing Activities	$(24,520)	$(355,694)
Cash provided in Financing Activities	$(7,379)	$245,016
Increase (Decrease) in Cash	$(189,089)	$(114,786)

Cash Used In Operating Activities

Our net loss for the period ended June 30, 2016, was the main contributing factor for our negative operating cash flow.

Cash from Financing Activities

As of June 30, 2016, we have insufficient cash to operate our business at the current level for the next twelve months and to achieve our business goals. Subsequent to the end of the six-month period ended June 30, 2016, the Company executed a note in favor of Michael J Rapport for a loan of $250,000 to the Company. This loan will provide the needed working capital until the Equity purchase agreement with Kodiak is implemented. Future profits will provide additional working capital.

Sources of Liquidity

Subsequent to the end of the six-month period ended June 30, 2016, the Company has operated using the proceeds from the $250,000 bridge loan from Michael J. Rapport described above and cash flow from the operation of the business. Upon the closing of the transactions contemplated by the Amended and Restated Equity Purchase Agreement, including the prospective receipt of the $1,000,000 investment therefrom, the Company intends to repay and cancel the bridge note and use the remaining proceeds, along with cash flow from the operation of the business, to fund additional operational needs.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements between EBC and any other entity that have, or are reasonably likely to have, a current or future effect on the financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Impact of Inflation

The business will have to absorb any inflationary increases on development costs in the short-term, with the expectation that it will be able to pass inflationary increases on costs on to customers through price increases on the release of new/enhanced products into the market and hence management does not expect inflation to be a significant factor in our business.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our operating results and financial condition.  Some of the critical accounting estimates are detailed below.

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Critical Accounting Estimates and New Accounting Pronouncements

Critical Accounting Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the U.S. (“U.S GAAP”) requires management to make estimates and assumptions that affect reported amounts and related disclosures in the financial statements.  Management considers an accounting estimate to be critical if:

●	it requires assumptions to be made that were uncertain at the time the estimate was made, and
●	changes in the estimate or different estimates that could have been selected could have a material impact on our results of operations or financial condition.

EBC bases its estimates and judgments on our experience, our current knowledge, and our beliefs of what could occur in the future, our observation of trends in the industry, information provided by our customers and information available from other sources. Actual results may differ from these estimates under different assumptions or conditions.  We have identified the following accounting policies and estimates as those that we believe are most critical to our financial condition and results of operations and that require management’s most subjective and complex judgments in estimating the effect of inherent uncertainties: share-based compensation expense, income taxes, and derivative financial instruments.

Share-Based Compensation Expense.   EBC plans to calculate share-based compensation expense for option awards and warrant issuances ("Share-based Awards") based on the estimated grant/issue-date fair value using the Black-Scholes-Merton option pricing model ("Black-Sholes Model"), and recognize the expense on a straight-line basis over the vesting period, net of estimated forfeitures.   The Black-Scholes Model requires the use of a number of assumptions including volatility of the stock price, the weighted average risk-free interest rate, and the vesting period of the Share-based Award in determining the fair value of Share-based Awards.  Although we believe our assumptions used to calculate share-based compensation expense are reasonable, these assumptions can involve complex judgments about future events, which are open to interpretation and inherent uncertainty.  In addition, significant changes to our assumptions could significantly impact the amount of expense recorded in a given period.

Income Taxes. As part of the process of preparing our financial statements, EBC will be required to estimate income taxes in each of the jurisdictions in which we operate. Our provision for income taxes is determined using the asset and liability approach to account for income taxes. A current liability is recorded for the estimated taxes payable for the current year. Deferred tax assets and liabilities are recorded for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the enacted tax rates in effect for the year in which the timing differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of changes in tax rates or tax laws are recognized in the provision for income taxes in the period that includes the enactment date.  Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount more-likely-than-not to be realized.  Changes in valuation allowances will flow through the statement of operations unless related to deferred tax assets that expire unutilized or are modified through translation, in which case both the deferred tax asset and related valuation allowance are similarly adjusted. Where a valuation allowance was established through purchase accounting for acquired deferred tax assets, any future change will be credited or charged to income tax expense.

The determination of our provision for income taxes requires significant judgment, the use of estimates, and the interpretation and application of complex tax laws.  In the ordinary course of our business, there are transactions and calculations for which the ultimate tax determination is uncertain.  In spite of our belief that we have appropriate support for all the positions taken on our tax returns, we acknowledge that certain positions may be successfully challenged by the taxing authorities.  We determine the tax benefits more likely than not to be recognized with respect to uncertain tax positions.  Although we believe our recorded tax assets and liabilities are reasonable, tax laws and regulations are subject to interpretation and inherent uncertainty; therefore, our assessments can involve both a series of complex judgments about future events and rely on estimates and assumptions.  Although we believe these estimates and assumptions are reasonable, the final determination could be materially different than that which is reflected in our provision for income taxes and recorded tax assets and liabilities.

New Accounting Pronouncements

The FASB issued ASU 2015-11 in July, 2015, to provide guidance on how an entity should measure inventory within the scope of this Update at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. The amendments in this Update more closely align the measurement of inventory in GAAP with the measurement of inventory in International Financial Reporting Standards (IFRS). For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. For all other entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. The amendments in this Update should be applied prospectively with earlier application permitted as of the beginning of an interim or annual reporting period.

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In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders' equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted. The Company adopted ASU 2014-10 during the quarter ended December 31, 2014, thereby no longer presenting or disclosing any information required by Topic 915.

Management does not believe there would be a material effect on the accompanying financial statements had any other recently issued but not yet effective accounting standards been adopted in the current period.

Recent Events

Closing of Public House Purchase Agreement

The Company entered into a Stock Purchase Agreement with EBC Public House, Inc. for the acquisition of a restaurant business located in the downtown SOCO District of Fullerton, California (the “Public House”) as the venue for the Company’s first branded restaurant and taproom, under the trade name “The Public House by Evans Brewing Company”. The closing of this acquisition occurred September 29, 2016 and the Public House is now open to the public. In connection with this acquisition, the Company issued 1,000,000 shares of Series A Preferred Stock to Michael J. Rapport in consideration for the acquisition of all the outstanding shares of EBC Public House, Inc.

Closing of Asset Purchase Transaction

On December 10, 2015, EBC completed the previously announced acquisition of the assets and liabilities of Bayhawk, pursuant to an Asset Purchase and Share Exchange Agreement between EBC and Bayhawk, dated October 15, 2014 (subsequently amended and restated on August 6, 2015 (as amended, the “Agreement”)).

Pursuant to the Agreement, Bayhawk had agreed to sell, and EBC had agreed to purchase, substantially all of Bayhawk’s assets, as well as its liabilities (collectively, the “Asset Purchase Transaction”). The assets and liabilities of Bayhawk include personal property, intellectual property, inventory, selected distribution contracts, websites, documents, and all other assets however delineated relating to the Bayhawk Ales labels; and (B) all assets, including personal property, intellectual property, inventory, contracts, websites, documents, and all other assets however delineated relating to the Evans Brands (collectively, the “Transferred Assets”), and the assumption by EBC, pursuant to the terms and conditions set forth in the Agreement, of all of the liabilities of Bayhawk (the “Assumed Liabilities”). (The “Evans Brands” include the former assets of Pig’s Eye Brewing Company, including its original beers, lagers and ales (“Pig’s Eye Brands”), as well as Evans Lager Original, Evans Lager Black, Evans Lager Light, Bad Kat Ice, and Dead Presidents.) Pursuant to the Agreement, EBC has the right to purchase from Bayhawk 100% ownership in Evans Brewing Company, Inc., a California corporation (“Evans Brewing California”).

Pursuant to the Agreement, EBC and Bayhawk agreed to seek approval of the shareholders of Bayhawk relating to the Asset Purchase Transaction. Because the principal majority stockholders of Bayhawk are also significant stockholders of EBC, Bayhawk and EBC agreed to proceed with the Asset Purchase Transaction if it was approved by the holders of at least a majority of the Independent Shares (i.e. shares not held by Bayhawk’s majority shareholder, The Michael J. Rapport Trust, or by Evan Rapport, who is an officer of EBC and the son of Michael Rapport) that actually vote on the Asset Purchase Transaction proposal.

As noted above, EBC and Bayhawk filed a registration statement on Form S-4 with the U.S. Securities and Exchange Commission (the “Registration Statement”), which went effective on August 10, 2015. The Registration Statement included a proxy statement seeking the votes of the Bayhawk shareholders on the Asset Purchase Transaction by written consent. On September 17, 2015, the voting period closed, and EBC announced that approximately 99% of the shares that were voted had voted in favor of the Asset Purchase Transaction.

In connection with the Asset Purchase Transaction, EBC and Bayhawk entered into a General Assignment and Bill of Sale agreement (the “Bill of Sale”) which outlined the specific assets purchased, as well as an Assignment and Assumption of Liabilities agreement (the “Assumption Agreement) which outlined the specific liabilities of Bayhawk assumed by EBC.

Equipment Lease to Bayhawk

Following the closing of the Asset Purchase Transaction, EBC entered into an equipment lease (the “Equipment Lease”) with Bayhawk pursuant to which EBC leased the brewing equipment to Bayhawk. The Equipment Lease was effective as of December 1, 2015, and continues month to month. Bayhawk agreed to pay a minimum of $15,000 per month or net profits from operations, whichever is greater. The title to the leased equipment will remain with EBC, and EBC has the right to inspect the equipment and its usage.

The foregoing summaries of the terms and conditions of the Bill of Sale, the Assumption Agreement, and the Equipment Lease (collectively, the “Ancillary Agreements”) do not purport to be complete, and are qualified in their entirety by reference to the full text of the specific Ancillary Agreement, each of which was attached as an exhibit to the Company’s Current Report on Form 8-K, filed with the SEC on December 15, 2015.

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Change in Shell Company Status

In connection with the closing of the Asset Purchase Transaction and the entry into the Bill of Sale and the Assumption Agreement, EBC acquired the assets (other than the ownership of Evans Brewing California), the liabilities, and the operations of Bayhawk. As such, on December 10, 2015, in connection with this acquisition, EBC ceased to be a shell company as defined in Rule 12b-2, in that it has assets consisting of more than cash and cash equivalents, and has a business plan and operations.

Share Exchange

As discussed in more detail in the Registration Statement, as partial consideration for the purchase of the Transferred Assets and the assumption of the Assumed Liabilities, EBC agreed to offer to exchange shares of EBC common stock for all shares of Bayhawk common stock that were tendered in connection with such offer, the transaction being referred to as the “Share Exchange.” The ratio of the share exchange is one (1) share of EBC common stock for each one (1) share of Bayhawk common stock.

Pursuant to the terms of the Agreement, the Share Exchange offer was open for a period (the “Exchange Period”) of seventy-five (75) calendar days following the closing of the voting for the Asset Purchase Transaction. Bayhawk stockholders could tender shares of Bayhawk common stock for participation in the Share Exchange during the Exchange Period. Any Bayhawk stockholder who tendered Bayhawk shares in the Share Exchange had the right to withdraw any such shares tendered at any time until the closing of the Exchange Period. EBC agreed to use its best efforts to issue the EBC Exchange Shares within three (3) Business Days following the Close of the Exchange Period. EBC and Bayhawk agreed that upon the expiration of the Exchange Period, the Share Exchange offer would be terminated, and any Bayhawk shareholders who have not tendered their shares of Bayhawk’s common stock may not be entitled to participate in the Share Exchange. Additionally, any Bayhawk stockholders who elected to not participate in the Share Exchange would remain stockholders of Bayhawk.

On December 2, 2015, Premier Stock Transfer accepted on behalf of Evans Brewing Company, Inc., 4,033,863 Bayhawk Ales, Inc. shares and issued 4,033,863 shares of Evans Brewing Company, Inc. shares of common stock upon the terms and subject to the conditions set forth in the Asset Purchase and Share Exchange Agreement by and between EBC and Bayhawk, dated October 15, 2014, as amended (the “Asset Purchase Agreement”). EBC filed a copy of the Asset Purchase Agreement as an annex to a combination registration statement and proxy statement on Form S-4. The Bayhawk shares were validly tendered pursuant to the Exchange Offer and not withdrawn.

No Change of Control

In connection with the Asset Purchase Transaction, there was no change in control of EBC. The officers and directors of EBC did not change, and the majority ownership of EBC did not change.

Michael J. Rapport owned, through The Michael J. Rapport Trust, a majority of the outstanding common stock of both EBC and Bayhawk. As such, following the closing of the Share Exchange, Mr. Rapport continued to own a majority of the common stock of EBC, and as such, there was no change in control of EBC.

2015 Plan and S-8 Registration Statement

EBC prepared and filed a Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register the issuance of up to 2,000,000 shares of its common stock, par value $0.0001 per share, that are reserved for issuance with respect to awards to be granted under the Company’s 2015 Stock Option and Stock Award Plan (the “2015 Plan”). EBC’s Board of Directors and Stockholders approved the adoption of the 2015 Plan in October 2015. As of September 19, 2016, 257,000 shares have been issued pursuant to direct stock issuances, options to purchase 20,000 shares have been issued and 1,723,000 shares remained available for grant or issuance under our Stock Plan.

Off Balance Sheet Arrangements

In the ordinary course of business, we enter into agreements with third parties that include indemnification provisions which, in our judgment, are normal and customary for companies in our industry sector.  These agreements are typically with business partners, and suppliers.  Pursuant to these agreements, we generally agree to indemnify, hold harmless, and reimburse indemnified parties for losses suffered or incurred by the indemnified parties with respect to our product candidates, use of such product candidates, or other actions taken or omitted by us. The maximum potential amount of future payments we could be required to make under these indemnification provisions is unlimited.  We have not incurred material costs to defend lawsuits or settle claims related to these indemnification provisions.  As a result, the estimated fair value of liabilities relating to these provisions is minimal.  Accordingly, we have no liabilities recorded for these provisions as of December 31, 2015 or December 31, 2014.

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In the normal course of business, we may be confronted with issues or events that may result in a contingent liability.  These generally relate to lawsuits, claims, environmental actions or the actions of various regulatory agencies. We consult with counsel and other appropriate experts to assess the claim.  If, in our opinion, we have incurred a probable loss as set forth by accounting principles generally accepted in the U.S., an estimate is made of the loss and the appropriate accounting entries are reflected in our financial statements.

Effects of Inflation

During the periods for which financial information is presented, the Company’s business and operations have not been materially affected by inflation.

SELECTED FINANCIAL DATA

Not applicable because we are a smaller reporting company.

SUPPLEMENTARY FINANCIAL INFORMATION

Not applicable because we are a smaller reporting company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

January 2015 Dismissal of Kenne Ruan, CPA, P.C.; Engagement of Anton & Chia, LLP

On January 21, 2015, EBC’s board of directors dismissed Kenne Ruan, CPA, P.C. (“KR”) as EBC’s independent registered public accounting firm effective immediately.

Other than an explanatory paragraph included in audit report of KR for the Company's fiscal year ended December 31, 2013, relating to the uncertainty of the Company's ability to continue as a going concern, the audit report of KR on the Company's financial statements for the fiscal year ended December 31, 2013, and through January 21, 2015, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's 2013 and 2014 fiscal year and through the date of this Current Report on Form 8-K, (1) there were no disagreements with KR on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of KR, would have caused KR to make reference to the subject matter of the disagreements in connection with their report, and (2) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Also on January 21, 2015, upon approval of EBC’s Board of Directors, EBC engaged Anton & Chia, LLP (“A&C”), as EBC’s independent registered public accounting firm to audit EBC’s financial statements and to perform reviews of interim financial statements. During the fiscal year ended December 31, 2013, through January 21, 2015, neither EBC nor anyone acting on its behalf consulted with A&C regarding (i) either the application of any accounting principles to a specific completed or contemplated transaction of the Company, or the type of audit opinion that might be rendered by A&C on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement with KR or a reportable event with respect to KR; (iii) the type of audit opinion that might be rendered on the Company’s financial statements, and none of the following was provided to the Company: (a) a written report, or (b) oral advice that A&C concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issue; or (iv) Any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

September 2015 Resignation of Anton & Chia; Engagement of Kenne Ruan, CPA, P.C.

On September 4, 2015, EBC’s Board of Directors accepted the resignation of A&C, dated the same date, from their engagement to be EBC’s independent certifying accountant. Other than an explanatory paragraph included in A&C’s audit report for EBC’s fiscal year ended December 31, 2014, relating to the uncertainty of BC’s ability to continue as a going concern, the audit report for fiscal year ended December 31, 2014, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. As described below, the change in independent public accounting firms is not the result of any disagreement with A&C. The Board of Directors approved the acceptance of A&C’s resignation.

As noted above, A&C was appointed by the Board of Directors to be the auditor on January 21, 2015. There were no disagreements with A&C on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of A&C, would have caused A&C to make reference to the subject matter of the disagreements in connection with their report, and (2) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable because we are a smaller reporting company.

33

425,000 SHARES OF COMMON STOCK

OF

EVANS BREWING COMPANY, INC.

PRELIMINARY PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until [●], 2016, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is [●], 2016

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses relating to the sale of our securities being registered hereby. All amounts are estimates except the SEC registration fee.

Total expenses for this offering are estimated to be approximately $26,160.49, including:

Amount (1)
SEC registration fees	$160.49
Legal fees and expenses	20,000
Accounting fees and expenses	5,000
Transfer Agent Fees	1,000
Total	26,160.49

(1)	Does not include expenses of preparing any accompanying prospectus supplements, listing fees, transfer agent fees and other expenses related to future offerings of particular securities.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under Section 145 of the Delaware General Corporation Law, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933.

Our Certificate of Incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

●	Any breach of their duty of loyalty to our company or our stockholders.
●	Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.
●	Unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law.
●	Any transaction from which the director derived an improper personal benefit.

Our Bylaws provide that we are required to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Our Bylaws also provide that we shall advance expenses incurred by a director or officer before the final disposition of any action or proceeding upon receipt of an undertaking from or on behalf of that director or officer to repay the advance if it is ultimately determined that he or she is not entitled to be indemnified. We have entered into and expect to continue to enter into agreements to indemnify our directors and executive officers as determined by the Board. These agreements generally provide for indemnification for all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by these individuals and arising out of the their service as our directors or executive officers (or in certain other capacities at our request) to the fullest extent permitted by the Delaware General Corporation Law and to any greater extent that such law may in the future permit. These agreements further provide procedures for the determination of the right to receive indemnification and the advancement of expenses. We believe that these provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance which reimburses us for expenses which we may incur in connection with the foregoing indemnity provisions and which may provide direct indemnification to directors and officers where we are unable to do so.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the above, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

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ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Effective as of September 29, 2016, the Company and Michael J. Rapport closed the transaction contemplated by that certain Stock Purchase Agreement dated December 10, 2015 by and among the Company, EBC Public House, Inc., a California corporation (“Public House”) and Michael Rapport, as Seller (the “Public House Acquisition Agreement”), pursuant to which the Company acquired all of the outstanding stock of EBC Public House, Inc. The restaurant operated by the Company as “The Public House by Evans Brewing Company” is now open to the public.

Effective as of August 1, 2016, the Company and Liolios Group, Inc. (“Liolios”) entered into a Financial Public Investor Relations Agreement (the “IR Agreement”) governing the provision of certain investor relations services by Liolios for the Company. The IR Agreement has an initial term of six months (the “Term”). In connection with the IR Agreement, the Company has agreed to issue Liolios 3,000 shares of the Company’s Common Stock for each of the first three months during the Term.

On July 27, 2016, The Company executed a note (the “Note”) in favor of Michael Rapport in connection with Mr. Rapport’s loan of $250,000 to the Company on July 27, 2016. Mr. Rapport is currently the Chief Executive Officer of the Company, a director and chairman of the Board of Directors (the “Board”), and the largest stockholder of the Company. The transaction was approved by the Board on July 27, 2016, including by the disinterested members thereof. The Note has a term of one year and is repayable by the Company at any time without penalty. The note is unsecured and accrues interest at a rate of 4% per annum. The Company’s management currently intends that the Note will be repaid after sufficient funds are received in connection with the Company’s delivery of a put notice, and the closing of the investment required thereby, pursuant to the terms of that certain Equity Purchase Agreement with Kodiak Capital Group, LLC, dated June 24, 2016, the terms of which have been previously disclosed.

See “Recent Developments” beginning on page 20 of this prospectus for additional information regarding the Company’s execution of the Purchase Agreement with Kodiak Capital Group, LLC, pursuant to which 25,000 shares of EBC Common Stock have been issued to Kodiak and Kodiak has agreed to purchase up to $1,000,000 of additional shares of common stock pursuant to Put Notice(s) delivered by the Company. Under the terms of the Equity Purchase Agreement, we have the right to deliver from time to time a Put Notice to Kodiak stating the dollar amount of Put Shares that we intend to sell to Kodiak with the price per share equal to seventy percent (70%) of the lowest closing bid price of our common stock during the period beginning on the date of the Put Notice and ending five (5) days thereafter. Closings from time to time under the Purchase Agreement shall only occur if the lowest daily volume weighted average price of the Company’s Common Stock during the applicable valuation period is greater than or equal to $2.50 per share.

On December 2, 2015, Globex accepted on behalf of EBC, 4,033,863 Bayhawk shares and issued 4,033,863 shares of EBC common stock upon the terms and subject to the conditions set forth in the Asset Purchase and Share Exchange Agreement by and between EBC and Bayhawk, dated October 15, 2014, as amended (the “Asset Purchase Agreement”). EBC filed a copy of the Asset Purchase Agreement as an annex to a combination registration statement and proxy statement on Form S-4. The Bayhawk shares were validly tendered pursuant to the Exchange Offer and not withdrawn.

On October 9, 2014, The Michael J. Rapport Trust (the “Trust”) agreed to the cancellation of 9,600,000 of the shares of common stock that it had acquired and retained 400,000 shares of common stock. The Board also awarded 6,000 shares of common stock to its members for services and also issued 30,000 shares of common stock to Tech Associates, Inc. (a company owned by Richard Chiang) on September 23, 2014 for services rendered pursuant to a consulting agreement.

Upon formation of the Company on June 18, 2013, the Board of Directors issued 10,000,000 shares of common stock for $1,000 in services to the founding shareholder of the Company. In addition, the founding shareholder made a contribution of $3,050 in 2014 to the Company, which was recorded as additional paid-in capital.

We claim an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act, and the rules and regulations promulgated thereunder in connection with the issuances described above. With respect to the transactions described above, no general solicitations were made either by us or by any person acting on our behalf. The transactions were privately negotiated, and did not involve any kind of public solicitation. Except as otherwise disclosed herein, no underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions, and the certificates evidencing the securities contain (or will contain, once issued) an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. Each of the recipients represented that it was an “accredited investor”.

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ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The following exhibits are included as part of this Form S-1. References to “the Company” in this Exhibit List mean Evans Brewing Company, Inc., a Delaware corporation.

Exhibit Number	Description
2.1	Asset Purchase and Share Exchange Agreement (included as Annex A to the Company’s Registration Statement on Form S-4, previously filed with the Commission on January 20, 2015).

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to EBC’s Registration Statement on Form 10, filed July 3, 2013).

3.2	Bylaws of the Company, Inc. (incorporated by reference to Exhibit 3.2 to EBC’s Registration Statement on Form 10, filed July 3, 2013)

3.3	Certificate of Amendment to Certificate of Incorporation (Incorporated by reference herein to Exhibit 3.3 to the Company’s Form 8-K filed with the SEC on April 22, 2014)

3.4	Certificate of Amendment to Certificate of Incorporation (Incorporated by reference herein to Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on October 23, 2015)

3.5	Certificate of Designations of Series A Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Company’s Report on Form 8-K, filed with the Commission on December 15, 2015, and incorporated herein by reference)

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to EBC’s Registration Statement on Form 10, filed July 3, 2013).

5.1	Opinion of Dorsey & Whitney LLP(**)

10.1†	2015 Stock Option and Stock Award Plan (previously filed as an Exhibit to the Company’s Registration Statement on Form S-8, filed with the Commission on March 16, 2016, and incorporated herein by reference)

10.2	Bill of Sale (previously filed as an Exhibit to the Company’s Current Report on Form 8-K filed with the Commission on December 15, 2015, and incorporated herein by reference).

10.3	Assignment and Assumption Agreement (previously filed as an Exhibit to the Company’s Current Report on Form 8-K filed with the Commission on December 15, 2015, and incorporated herein by reference).

10.4	Equipment Lease (previously filed as an Exhibit to the Company’s Current Report on Form 8-K filed with the Commission on December 15, 2015, and incorporated herein by reference).

10.5	Public House Stock Purchase Agreement (previously filed as an Exhibit to the Company’s Current Report on Form 8-K filed with the Commission on December 15, 2015, and incorporated herein by reference).

10.6	Amended and Restated Equity Purchase Agreement by and between the Company and Kodiak Capital Group, LLC dated as of September 16, 2016 (incorporated by reference to Exhibit 10.1 to the Form 8-K, filed September 19, 2016).

10.7	Registration Rights Agreement by and between the Company and Kodiak Capital Group, LLC dated as of June 24, 2016 (incorporated by reference to Exhibit 10.2 to the Form 8-K, filed June 29, 2016).

10.8	Form of Note executed by the Company in favor of Michael Rapport, dated as of July 27, 2016 (incorporated by reference to Exhibit 10.1 to the Form 8-K, filed July 28, 2016).

10.9	Indemnification Agreement for Closing Date Liabilities dated September 29, 2016 (incorporated by reference to Exhibit 10.1 to the Form 8-K, filed October 4, 2016).

II-3

Exhibit Number	Description

14.1	Code of Ethics (*)

23.1	Consent of Anton & Chia, LLP(**)

23.2	Consent of Kenne Ruan CPA, P.C.(**)

23.3	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this Registration Statement) (**)

24.1	Power of Attorney. Reference is made to page II-7 of this Registration Statement.

101.INS	XBRL Instance Document (*)

101.SCH	XBRL Taxonomy Extension Schema Document (*)

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document (*)

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document (*)

101.LAB	XBRL Taxonomy Extension Label Linkbase Document (*)

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document (*)

*	Previously filed
**	Filed herwith
†	Denotes management contract or compensatory plan or arrangement.

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ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-5

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

For determining any liability under the Securities Act, treat each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time as the initial bona fide offering thereof.

(8) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this Amendment No. 1 to Registration Statement on Form S-1/A and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Santa Ana, State of California, on October 6, 2016.

EVANS BREWING COMPANY, INC.

Date: October 6, 2016	By:	/s/ MICHAEL J. RAPPORT
Michael J. Rapport
Chief Executive Officer (Principal Executive Officer)

Date: October 6, 2016	By:	/s/ KENNETH C. WIEDRICH
Kenneth C. Wiedrich
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

II-7

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Michael J. Rapport	Chief Executive Officer
Michael J. Rapport	(Principal Executive Officer)	October 6, 2016

/s/ Kenneth C. Wiedrich	Chief Financial Officer and Director
Kenneth C. Wiedrich	(Principal Financial Officer and Principal Accounting Officer)	October 6, 2016

*
Mark Lamb	Director	October 6, 2016

*
Roy Roberson	Director	October 6, 2016

*
Evan Rapport	Vice President and Director	October 6, 2016

*
Joseph Ryan	Director	October 6, 2016

* /s/ MICHAEL J. RAPPORT
Michael J. Rapport, Attorney-in-Fact

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